                                                                     Exhibit 4.1

                                                                  Execution Copy

                             DATED 16 NOVEMBER 2005

                            (1)  CANADIAN SOLAR INC.

                          (2)  HSBC HAV2 (III) LIMITED

                       (3)  JAFCO ASIA TECHNOLOGY FUND II

                              (4)  MR. QU XIAO HUA

             (5)  (Chinese Characters) (CSI SOLARTRONICS CO., LTD.)

            (6)  (Chinese Characters) (CSI SOLAR TECHNOLOGIES INC.)

                                      and

           (7)  (Chinese Characters) (CSI SOLAR MANUFACTURING INC.)

                                   ----------

                             SUBSCRIPTION AGREEMENT

                        IN RESPECT OF THE ISSUE OF NOTES

                         CONVERTIBLE INTO COMMON SHARES

                                IN THE CAPITAL OF

                               CANADIAN SOLAR INC.

                                   ----------

                                BAKER & MCKENZIE

                                TABLE OF CONTENTS

1.   Definitions ..........................................................    2
2.   Subscription, Consideration and Guarantee ............................    9
3.   Conditions Precedent to First Completion and Second Completion .......   11
4.   Completion ...........................................................   15
5.   Representations and warranties .......................................   18
6.   Undertakings before Completion .......................................   20
7.   Remedies .............................................................   21
8.   Payment and Taxes ....................................................   23
9.   Announcements and Confidentiality ....................................   23
11.  Variation ............................................................   25
12.  Successors and Assigns ...............................................   25
13.  Invalidity ...........................................................   26
14.  Waiver ...............................................................   26
15.  Further assurance ....................................................   26
16.  Notices ..............................................................   26
17.  Counterparts .........................................................   28
18.  Costs ................................................................   28
19.  Process Agents .......................................................   28
20.  Governing Law ........................................................   29
21.  Dispute Resolution ...................................................   29
22.  JAFCO's Rights .......................................................   30

Schedules

1.   Particulars of the Company
2.   Particulars of the Company's subsidiaries
3.   Warrantors' Warranties
4.   Form of Pre-emptive Right Certificate
5.   Form of the Certificate for the Convertible Notes and the Conditions
6.   Form of Indemnity Deed for an Investor's Director
7.   Form of the Accredited Investor Certificate
8.   Form of the Investment Agreement

THIS AGREEMENT is made on the 16th day of November 2005

BETWEEN:

(1) CANADIAN SOLAR INC., a corporation incorporated under the laws of the Province of Ontario, Canada with its registered office at 4056 Jefton Crescent, Mississauga, Ontario, Canada L5L 1Z3 (the "COMPANY");

(2) HSBC HAV 2 (III) LIMITED, a company incorporated in the Cayman Islands with its registered office at 2nd Floor, Strathvale House, North Church Street, George Town, Grand Cayman, Cayman Islands (the "FUNDS");

(3) JAFCO ASIA TECHNOLOGY FUND II, a Cayman Islands exempted company with its registered office at PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands ("JAFCO");

(4) MR. QU XIAO HUA, holder of Canadian Passport Number BC289772 and whose residential address being at 4056 Jefton Crescent, Mississauga, Ontario, Canada L5L 1Z3 (the "FOUNDER");

(5) (Chinese Characters) (CSI SOLARTRONICS CO., LTD.), a company established in the People's Republic of China with its registered office at (Chinese Characters) (Yangyuan Industrial Park, Changshu, Jiangsu Province 215562, the People's Republic of China) ("SOLARTRONICS");

(6) (Chinese Characters) (CSI SOLAR TECHNOLOGIES INC.), a company established in the People's Republic of China with its registered office at (Chinese Characters) (Suite C6017, China Suzhou Pioneering Park for Overseas Chinese Scholars, No. 209, Zhuyuan Road, Suzhou New & Hi-Tech District, Jiangsu Province 215011, the People's Republic of China) ("SOLAR TECHNOLOGIES"); and

(7) (Chinese Characters) (CSI SOLAR MANUFACTURING INC.), a company established in the People's Republic of China with its registered office at (Chinese Characters) (Building A6, Export Processing Zone, Suzhou New & Hi-Tech District, Jiangsu Province 215151, the People's Republic of China) ("SOLAR MANUFACTURING").

The Funds and JAFCO shall be referred to collectively as the "INVESTORS" and individually as an "INVESTOR".

Solartronics, Solar Technologies and Solar Manufacturing shall be referred to collectively as the "PRC SUBSIDIARIES" and individually as a "PRC SUBSIDIARY".

WHEREAS:

(A) The Company is a corporation incorporated under the laws of the Province of Ontario, Canada. Particulars of the Company are set out in Schedule 1.

(B) The Company has agreed to issue, and the Investors have agreed to subscribe for, Convertible Notes up to an aggregate principal amount of US$10,500,000, and the Company has agreed to grant to the Investors options to subscribe for additional Convertible Notes up to an aggregate principal amount of US$2,500,000, in accordance with and subject to the terms set out in this Agreement and the Conditions.

(C) In consideration of the Investors agreeing to subscribe for the Convertible Notes, the Warrantors have agreed to provide to the Investors such representations and warranties as are set forth herein and the Founder has agreed to guarantee to the Investors the performance by the Company of its obligations under this Agreement, the Transaction Documents and the Conditions.

THE PARTIES HEREBY AGREE AS FOLLOWS:

1.   DEFINITIONS

1.1 In this Agreement (including the Recitals), unless the context requires otherwise, the following expressions shall have the following meanings:

     "AFFILIATE" of a specified Person means any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person, and (a) in the case of a natural Person, such Person's spouse, parents and descendants (whether by blood or adoption and including stepchildren), and (b) in the case of an Investor, shall include (i) any Person who holds the Convertible Notes as a nominee for such Investor, (ii) any shareholder of such Investor and (iii) any entity or individual which has a direct or indirect interest in such Investor (including, if applicable, any general partner or limited partner, any fund manager or any fund managed by the same fund manager thereof), and each Group Company shall be deemed to be an Affiliate of the Founder;

     "AGREED FORM" means, in relation to any document, the form of that document which has been or will be agreed and initialled by the Investors' Counsel and the Company's Counsel for the purpose of identification;

     "APPLICABLE LAW" means, with respect to any Person, any and all provisions of any constitution, treaty, statute, law, regulation, ordinance, code, rule, judgement, rule of common law, order, decree, award, injunction, Governmental Approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority, whether in effect as of the date hereof or thereafter applicable to such Person;

     "ARBITRATORS" has the meaning ascribed to it in Clause 21.2;

     "ARTICLES OF INCORPORATION" means the duly adopted articles of incorporation of the Company in force from time to time;

     "ATS" means ATS Automated Tool Systems Inc., a corporation incorporated in Canada;

     "ATS ARRANGEMENT" means the arrangement between the Founder and ATS in existence as at the date hereof in relation to, among other things, ATS's acquisition of ownership interest of not exceeding 19.5% in the Company;

     "BOARD" means the board of directors of the Company;

     "BUSINESS DAY" means any day (excluding Saturdays, Sundays and public holidays) on which banks generally are open for business in Hong Kong and Singapore;

     "BUSINESS PLAN" means the business plan and business strategies of the Group in the form delivered to the Investors prior to the date hereof and as referred to in the Disclosure Letter;

     "BY-LAWS" means the duly adopted by-laws of the Company in force from time to time;

     "COMMON SHARES" means common shares in the capital of the Company and all other (if any) stock or shares from time to time and for the time being ranking pari passu therewith and all other (if any) shares or stock in the authorised share capital of the Company resulting from any sub-division, consolidation or re-classification of Common Shares;

     "COMPANY'S COUNSEL" means Mr. John Tyrrell, the legal adviser to the Company;

     "CONDITIONS" means the terms and conditions in respect of the Convertible Notes which shall form part of the Convertible Notes and which are set out in Schedule 5;

     "CONTROL", "CONTROLLED" (or any correlative term) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor, agent or otherwise; and for the purpose of this definition, a Person shall be deemed to Control another Person if such first Person, directly or indirectly, owns or holds more than 50% of the voting equity interests in such another Person;

     "CONVERTIBLE NOTES" the convertible loan notes up to an aggregate principal amount of Thirteen Million United States Dollars (US$13,000,000) convertible into Common Shares, the form of certificate for and conditions of which are set out in Schedule 5;

     "CONVERTIBLE SECURITIES" means (i) any rights, options or warrants to acquire Shares, and (ii) any notes, debentures, preference shares (including, without limitation, the Convertible Notes) or other securities or rights, which are ultimately convertible or exercisable into, or exchangeable for, Shares;

     "DIRECTOR" means a director of the Company;

     "DISCLOSURE LETTER" means the letter in the Agreed Form from the Warrantors to the Investors of even date hereto as accepted and countersigned by the Investors;

     "ENCUMBRANCE" means any lien, encumbrance, hypothecation, right of others, proxy, voting trust or similar arrangement, pledge, security interest, collateral security agreement, limitations on voting rights, limitations on rights of ownership filed with any Governmental Authority, claim, charge, equities, mortgage, pledge, objection, title defect, title retention agreement, option, restrictive covenant, restriction on transfer, right of first refusal, right of first offer, or any comparable interest or right created by or arising under Applicable Law, of any nature whatsoever;

     "ENVIRONMENTAL AND SAFETY LAWS" has the meaning ascribed to it in Paragraph 21 of Schedule 3;

     "EQUITY SECURITIES" means (a) Convertible Securities and (b) shares of any class in the capital of the Company and including, without limitation, the Common Shares;

     "ESOP" means an employee stock option plan to be adopted by the Company, pursuant to which (a) options may be granted to key employees and members of the management team of any Group Company to subscribe for Common Shares,
     (b) the number of Common Shares that may be subject to such options shall not exceed One Million (1,000,000) on the basis that the total expected number of Common Shares to be in issue on a Fully-Diluted Basis after issue of all Common Shares to ATS, pursuant to the ESOP and upon conversion of all Convertible Notes will be Ten Million (10,000,000), (c) the terms of the plan (including but not limited to the exercise price for each Common Share under the plan, the vesting date and the lock-up period of the options) shall be subject to the approval of the Compensation Committee of the Board, and (d) any grant of options under the plan shall be subject to the approval of the Compensation Committee of the Board;

     "FINANCING TERMS" has the meaning ascribed to it in Clause 9.1;

     "FIRST COMPLETION" means completion of the First Tranche Subscription in accordance with Clause 4.1;

     "FIRST COMPLETION DATE" means the date on which First Completion takes place;

     "FIRST TRANCHE SUBSCRIPTION" means the first tranche subscription of Convertible Notes as referred to in Clause 2.1;

     "FULLY-DILUTED BASIS" means, when used with respect to issued and outstanding share capital of the Company, the total number of all Common Shares which are or would be issued and outstanding assuming the full conversion of all Convertible Notes in issue at the then applicable Conversion Price (as defined in the Conditions);

     "GOVERNMENTAL APPROVAL" means any action, order, authorization, consent, approval, license, authorisation, qualification, lease, waiver, franchise, concession, agreement, ruling, permit, tariff, rate, certification, exemption of, filing or registration by or with, or report or notice to, any Governmental Authority;

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any government authority, agency, department, board, commission or instrumentality of Canada, the PRC, Hong Kong or any other applicable jurisdiction in the world or any political subdivision of any of the foregoing), or any tribunal or arbitrator(s) of competent jurisdiction, or any self-regulatory organization;

     "GROUP" means the Company and its subsidiaries (including the PRC Subsidiaries) and affiliates, and a "GROUP COMPANY" means any or a specific member within the Group as the context may require;

     "GROUP INTELLECTUAL PROPERTY" has the meaning ascribed to it in Paragraph
     13.1 of Schedule 3;

     "HKIAC" has the meaning ascribed to it in Clause 21.2;

     "HONG KONG" means the Hong Kong Special Administrative Region of the People's Republic of China;

     "IAS" means International Accounting Standards as published by the International Accounting Standards Committee from time to time;

     "INTELLECTUAL PROPERTY RIGHTS" means any and patents, patent rights and applications therefor, inventions, discoveries, improvements, concepts, innovations, industrial models, registered and unregistered copyrights, copyright registrations and applications, author's rights, works of authorship (including artwork of any kind and software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, and related documentation), web sites, web pages, technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, research and development efforts, databases and proprietary data, formulae, operational procedures, trade names, trademarks, domain names, and service marks, and registrations and applications therefor, the goodwill of the business symbolized or represented by the foregoing, customer lists and other proprietary information and common law rights;

     "INVESTMENT AGREEMENT" means an agreement substantially in the form set out in Schedule 8 to be entered into between the Parties at First Completion relating to the management of the Company and the PRC Subsidiaries and the relationship between other Parties;

     "INVESTORS' COUNSEL" means Baker & McKenzie of 14/F, Hutchison House, 10 Harcourt Road, Central, Hong Kong, the legal advisers to the Investors;

     "IP CONFIDENTIAL INFORMATION" has the meaning ascribed to it in Paragraph
     13.13 of Schedule 3;

     "IPO" means the initial public offering of the shares of the Company or ListCo;

     "JAFCO MANAGER" has the meaning ascribed to it in Clause 22;

     "JIAP" has the meaning ascribed to it in Clause 22;

     "LIEN" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, transfer restriction, hypothecation, Encumbrance or other security interest of any kind or nature whatsoever, or any agreement to give or make any of the foregoing;

     "LISTCO" means a new holding company of the Group to be incorporated in a jurisdiction acceptable for the purpose of an IPO and the shares of which will be offered in the IPO;

     "MAJORITY CN APPROVAL" means the written approval given by holders in respect of more than seventy-five per cent. (75%) of the aggregate principal amount of Convertible Notes subscribed for by the Investors;

     "MATERIAL ADVERSE EFFECT" means any event, circumstance, occurrence, fact, condition, change or effect that is materially adverse to (i) the business, operations, results of operations, financial condition, management, prospects, properties, assets or liabilities of the Group, taken as a whole or otherwise; or (ii) the ability of any of the Company, the PRC Subsidiaries or the Founder to perform fully its/his obligations hereunder and to consummate the transactions contemplated hereby;

     "MATERIAL CONTRACT" means an agreement, contract, arrangement or understanding to which any Group Company is a party and (a) which individually results or will result in any Group Company incurring a liability, cost or indebtedness or receiving revenue or payment in excess of (i) Two Hundred Thousand United States Dollars (US$200,000) out of its ordinary course of business or (ii) Five Hundred Thousand United States Dollars (US$500,000) in the ordinary course of business or (b) such agreement, contract, arrangement, understanding or the indebtedness, liability or obligation arsing therefrom is not terminable upon a notice of less than thirty (30) days notice without compensation, penalty or obligation;

     "NOTE OPTION" has the meaning ascribed to it in Clause 2.2;

     "PARTIES" means the named parties to this Agreement and their respective successors, and a "PARTY" shall be construed accordingly;

     "PERSON" or "PERSONS" means any natural person, company, corporation, association, partnership, organization, firm, joint venture, trust, unincorporated organization or any other entity or organization, and shall include any Governmental Authority;

     "PRC" means the People's Republic of China, but shall not include Hong Kong, the Macau Special Administrative Region and Taiwan for the purpose of this Agreement;

     "PRE-EMPTIVE RIGHT CERTIFICATE" means a certificate to be executed by the Founder substantially in the form set out in Schedule 4;

     "QUALIFIED IPO" means a fully underwritten IPO on the main board of The Stock Exchange of Hong Kong Limited, the NASDAQ National Market or another international stock exchange (including without limiting the generality of the forgoing, the Toronto Stock Exchange) approved with Majority CN Approval, where (a) the offering size (net of all related expenses and underwriting discounts and commissions) being not less than Thirty Million United States Dollars (US$30,000,000), (b) the total market capitalization of the Company or ListCo (as the case may be) immediately following the offering being not less than One Hundred and Twenty Million United States Dollars (US$120,000,000) and (c) the public float immediately following the offering being not less than twenty-five per cent. (25%) of the enlarged share capital of the Company or ListCo (as the case may be);

     "REGISTRATION RIGHTS AGREEMENT" means a registration rights agreement relating to the rights of the Investors to cause the Company to register its Shares to be entered into between the Company and the Investors in the Agreed Form;

     "RELATED PARTIES" means Affiliates of the Founder and a "RELATED PARTY" shall mean any or a specific one of the Related Parties;

     "RELATED PARTY TRANSACTION" means a transaction entered into by any Group Company with the Founder or any Related Party;

     "RMB" means Renminbi, the lawful currency of the People's Republic of China;

     "SATISFACTORY AUDIT REPORTS" means the consolidated financial statements of the Group (a) for the twelve (12) months ended 31 December 2004 in which the audited consolidated net profit after tax (excluding exceptional, extraordinary gains and prior year adjustments) of the Group for the twelve
     (12) months ended 31 December 2004 not being less than One Million United States Dollars (US$1,000,000) and (b) for the eight (8) months ended 31 August 2005 in which the audited consolidated net assets of the Group as at 31 August 2005 not being less than Four Million and Five Hundred Thousand United States Dollars (US$4,500,000), as prepared in accordance with IAS and audited by one of the "Big Four" accounting firms;

     "SECOND COMPLETION" means completion of the Second Tranche Subscription in accordance with Clause 4.2;

     "SECOND COMPLETION DATE" means the date on which Second Completion takes place;

     "SECOND TRANCHE SUBSCRIPTION" means the second tranche subscription of Convertible Notes as referred to in Clause 2.1;

     "SHARE(S)" means share(s) of any class in the capital of the Company and including, without limitation, the Common Share(s);

     "SHARE PLEDGING AGREEMENT" means the Share Pledging Agreement to be entered into between the Founder and each of the Investors as referred to in Clause 4.1(A)(iv) in the Agreed Form;

     "SHARE PLEDGE RELEASE" means the relevant release of each Share Pledging Agreement to be entered into between the Founder and each of the Investors as referred to in Clause 4.2(A)(iii) in the Agreed Form;

     "SHAREHOLDER" means a holder of any Share(s);

     "SUBSCRIPTION PRICE" means the price payable for the subscription of the Convertible Notes to be issued by the Company to the Investors pursuant to this Agreement;

     "SUBSIDIARY" has the meaning that a company is a subsidiary of another company if that other company (i) Controls the composition of the board of directors of the first-mentioned company; (ii) Controls more than half of the voting power of the first-mentioned company; or (iii) holds more than half of the issued share capital of the first-mentioned company; and, for these purposes, a company shall be treated as being Controlled by another if that other company is able to direct its affairs and/or to Control the composition of its majority board of directors or equivalent management body;

     "TAXES" or "TAXATION" means and includes all forms of tax, levy, duty, charge, impost, fee, deduction or withholding of any nature imposed, levied, collected withheld or assessed by any Governmental Authority or other taxing or similar authority in any part of the world and includes any interest, additional tax, penalty or other charge payable or claimed in respect thereof;

     "TRANSACTION DOCUMENTS" means all documents (including but without limitation to the Investment Agreement, the Share Pledging Agreements, the Share Pledge Releases and the Registration Rights Agreement) referred to or contemplated in this Agreement;

     "UNCITRAL RULES" has the meaning ascribed to it in Clause 21.2;

     "UNITED STATES" or "US" means the United States of America;

     "US$" means United States dollars, the lawful currency of the United States of America;

     "WARRANTORS" means the Company, the PRC Subsidiaries and the Founder and each of them shall be referred to as a "WARRANTOR"; and

     "WARRANTORS' WARRANTIES" means the representations and warranties given by the Warrantors under Clause 5.1 and Schedule 3.

1.2  In this Agreement:

     (A) the headings are inserted for convenience only and shall not affect the construction and interpretation of this Agreement;

     (B) references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other statutory provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification) except to the extent that any amendment or modification enacted after the date hereof would extend or increase the liability of the Warrantors under the Warrantors' Warranties or (if applicable) materially affect the rights or obligations of any Party under this Agreement;

     (C) all time and dates in this Agreement shall be Hong Kong time and dates except where otherwise stated;

     (D) unless the context requires otherwise, words incorporating the singular shall include the plural and vice versa and words importing a gender shall include every gender;

     (E) references herein to Clauses, Recitals and Schedules are to clauses and recitals of and schedules to this Agreement; and

     (F) all Recitals and Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include such Recitals and Schedules.

1.3 Where any obligation in this Agreement is expressed to be undertaken or assumed by any Party, that obligation is to be construed as requiring the Party concerned to exercise all reasonable rights and powers of Control over the affairs of any other Person which that Party is able to reasonably exercise (whether directly or indirectly) in order to secure performance of that obligation.

1.4 In relation to the Warrantors' Warranties, references to the knowledge, information, belief or awareness of any Person shall be deemed to include any knowledge, information, belief or awareness which any such Person would have if he had made all usual and reasonable enquiries.

2.   SUBSCRIPTION, CONSIDERATION AND GUARANTEE

2.1 Subject to the fulfilment of the conditions set out in Clause 3, the Investors agree to subscribe for, and the Company agrees to issue to the Investors, the following Convertible Notes free and clear of all Encumbrances, at a Subscription Price equivalent to the face value of the relevant Convertible Note, in two tranches in the following manner:

                       Face value / Subscription
                    Price of the Convertible Notes
            ----------------------------------------------
            First Tranche   Second Tranche       Total
Investor     Subscription    Subscription      commitment
--------    -------------   --------------   -------------
The Funds    US$5,400,000    US$1,600,000    US$ 7,000,000
JAFCO        US$2,700,000    US$  800,000    US$ 3,500,000
Total        US$8,100,000    US$2,400,000    US$10,500,000

2.2 The Company shall grant an option (a "NOTE OPTION") to each Investor to subscribe for additional Convertible Notes of, subject to Clauses 2.3 and 2.6, an aggregate principal amount of Two Million Five Hundred Thousand Dollars (US$2,500,000) as follows:

            Face value / Subscription Price of the Convertible
                     Notes subject to the Note Option
Investor       (subject to adjustment set out in Clause 2.3)
--------    --------------------------------------------------
The Funds                        US$1,500,000
JAFCO                            US$1,000,000
Total                            US$2,500,000

     Pursuant to a Note Option, the relevant Investor shall have the right, which may be exercised in whole but not in part, at any time during the period from the Second Completion Date to 31 March 2006, to subscribe for Convertible Notes of the principal amount set opposite its name above.

     The Note Option of each Investor is independent from the Note Option of the other Investor. For the avoidance of doubt, one Investor may exercise its Note Option even if the other Investor does not exercise its Note Option.

     Each Note Option is transferable in whole but not in part provided that such transfer will not be subject to or will be exempted from the prospectus and registration requirements under the Ontario Securities Act.

2.3 At any time on or before 31 January 2006, the Company may, by a prior written notice given to each of the Investors, elect to reduce the principal amount of the Convertible Notes subject to the Note Option as follows:

            Face value / Subscription Price of the Convertible
                     Notes subject to the Note Option
Investor       (after adjustment set out in this Clause 2.3)
--------    --------------------------------------------------
The Funds                      US$  750,000
JAFCO                          US$  500,000
Total                          US$1,250,000

2.4 Unless otherwise agreed by all of the Investors in writing, the proceeds of the Subscription Price shall be used for one or more of the following purposes:

     (A)  purchase of long-term silicon supplies for the Group;

     (B)  the Group's working capital;

     (C)  the Group's capital expenditures; or

     (D)  such other purposes as the Board may decide.

2.5 In consideration of the Investors agreeing to subscribe for the Convertible Notes, the Founder agrees to guarantee to the Investors the due and timely performance by the Company of its obligations under this Agreement, the Transaction Documents and the Conditions (where applicable). In the event that the Company fails to comply with any of its obligations under this Agreement, the Transaction Documents or the Conditions (where applicable), the Founder undertakes to procure the prompt compliance by the Company of such obligations and indemnify each of the Investors on demand from and against all or any losses, costs, expenses damages, claims and liabilities borne, suffered or incurred by the Investor arising or resulting from or in connection with such failure of the Company to perform its obligations set out in this Agreement, the relevant Transaction Documents and the Conditions (where applicable).

2.6 The Investors undertake to extend cooperation to the other Parties to convert, before Second Completion, the form of their investment in the Company contemplated under this Agreement from Convertible Notes to preference shares (which can be converted into Common Shares) to be issued by the Company on such terms and conditions agreed upon by all Parties, subject to the necessary documentation (which shall (a) confer to the Investors in respect of the preference shares substantially the same rights as those attaching to the Convertible Notes, (b) allow the Investors to subscribe for preference shares in the proportional amount and on terms being substantially the same as those for the Second Tranche Subscription and (c) contain an option for each Investor to subscribe for additional preference shares and an option for the Company to reduce such subscription on substantially the same terms set out in Clauses 2.2 and 2.3 respectively) being finalized to the satisfaction of all Parties. Where such conversion does not occur before Second Completion, all Parties agree that the Company shall have the right to cancel the Note Options granted to the Investors under Clause 2.2.

3.   CONDITIONS PRECEDENT TO FIRST COMPLETION AND SECOND COMPLETION

3.1 The obligation of the Investors to complete the First Tranche Subscription is conditional, except as waived in accordance with Clause 3.3, upon the following conditions being satisfied prior to First Completion:

     (A) all of the Investors shall have been satisfied with the results of the business, technical, legal and financial due diligence on the Group undertaken by any of the Investors and its professional advisers by way of means including the following:

          (i) site visits, discussions with the Company's management on matters relating to the business, marketing, future projections, prospects, business strategies and development of the Group;

          (ii) legal due diligence; and

          (iii) the financial due diligence report on the Group prepared by PricewaterhouseCoopers.

     (B) the results of the review referred to in paragraph (A)(iii) above shall not, in the discretion of the Investors, be significantly different from the information presented to the Investors by the Company prior to the date hereof;

     (C) the investment committee of each of the Investors shall have approved the transactions contemplated hereby as well as the execution, delivery and performance of this Agreement and the Transaction Documents (where applicable) by the relevant Investor;

     (D) the Investors and the Company shall have received a legal opinion addressed to, among others, the Investors in the Agreed Form from legal counsel accepted by the Investors on laws of Canada relating to this Agreement and the Transaction Documents and the transactions contemplated under such agreements;

     (E) the Investors and the Company shall have received a legal opinion addressed to, among others, the Investors in the Agreed Form from Chen & Co. Law Firm on laws of the PRC relating to the business of the Group and the due incorporation of the Group Companies established in the PRC;

     (F) the Investors shall have received a Pre-emptive Right Certificate duly executed by the Founder;

     (G) the Investors shall have received a certified copy of the employment contract entered into between the Company and the Founder in the Agreed Form of a term of at least three (3) years;

     (H) the Investors shall have received certified copies of the Board resolutions and shareholders' resolutions of the Company duly passed in the Agreed Form for (i) approving the execution, delivery and performance of this Agreement and the Transaction Documents (where applicable) by the Company and (ii) approving and adopting in the Agreed Form amendments to the Articles of Incorporation and the By-Laws incorporating, among other things, the restrictions imposed on the Shareholders under this Agreement and the Investment Agreement;

     (I) the Company shall have filed the amended Articles of Incorporation duly adopted by the Company as referred to in Clause 3.1(H) with all relevant Governmental Authorities in Canada and shall have provided to each Investor a certified copy of the amended Articles of Incorporation;

     (J) the arrangement between the Company and Swift Allies Inc. shall have been terminated and all payments by any Group Company to such company shall have been ended;

     (K) no event or series of events shall have occurred which, in the opinion of any of the Investors, has had or would reasonably be expected to have a Material Adverse Effect;

     (L) the consummation of the transactions contemplated hereby for the purpose of the First Tranche Subscription shall have been approved, or met with consents from, the relevant Governmental Authority where necessary and shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgement of any court or other Governmental Authority;

     (M) except as disclosed in the Disclosure Letter, all the Warrantors' Warranties shall be true and accurate in all material respects on the date hereof and at all times up to and including the First Completion Date;

     (N) none of the Warrantors shall have breached any of their respective obligations, covenants and undertakings under this Agreement or any of the Transaction Documents (where applicable); and

     (O) the Investors shall have received certified copies of the Board resolutions of each of the PRC Subsidiaries duly passed in the Agreed Form for approving the execution, delivery and performance of this Agreement and the Investment Agreement by that PRC Subsidiary.

3.2 The obligation of the Investors to complete the Second Tranche Subscription is conditional, except as waived in accordance with Clause 3.3, upon the following conditions being satisfied prior to Second Completion:

     (A) the Company shall have delivered to each of the Investors the Satisfactory Audit Reports;

     (B) no event or series of events shall have occurred which, in the opinion of any of the Investors, has had or would reasonably be expected to have a Material Adverse Effect;

     (C) the consummation of the transactions contemplated hereby for the purpose of the Second Tranche Subscription shall have been approved, or met with consents from, the relevant Governmental Authority where necessary and shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgement of any court or other Governmental Authority;

     (D) except as disclosed in the Disclosure Letter, all the Warrantors' Warranties shall be true and accurate in all material respects on the date hereof and at all times up to and including the Second Completion Date;

     (E) none of the Warrantors shall have breached any of their respective obligations, covenants and undertakings under this Agreement or any of the Transaction Documents (where applicable); and

     (F) the Investors shall have received a certified copy of (i) the employment contract entered into between the Company and each Person who holds the office of the chief financial officer, the chief operating officer or vice president of any Group Company in the Agreed Form, each of such contract being of a term of at least three (3) years, and (ii) an undertaking entered into between the Company, the Investors and each of such employees in the Agreed Form containing non-solicitation and non-competition covenants and undertakings in respect of Intellectual Property Rights from the relevant Person.

3.3 The Investors together (but no individually) may waive all or any of the conditions set out in Clause 3.1 or Clause 3.2 at any time prior to the relevant completion date by notice in writing to all of the other Parties.

3.4 The Company shall use all reasonable endeavours to procure that the conditions set out in Clause 3.1 (except the one set out in Clause 3.1(C)) are satisfied on or before 22 November 2005 or such a later date as the Parties may agree. As soon as the conditions set out in Clause 3.1 have been fully satisfied, the Company shall give written notice of the satisfaction of the conditions to all of the Investors. First Completion shall not be proceeded with unless the First Tranche Subscription by all of the Investors are completed simultaneously. If any of the conditions set out in Clause 3.1 shall not have been fulfilled (or waived by the Investors in accordance with Clause 3.3) on or before such deadline, First Completion shall be postponed to a later date as may be mutually agreed between the Parties. If any of the conditions set out in Clause 3.1 shall not have been fulfilled (or waived by the Investors in accordance with Clause 3.3) on or before such new deadline, this Agreement shall be terminated automatically forthwith, and upon such termination, this Agreement (with the exception of Clauses 1, 8 to 14, 16 to 22 which shall remain in full force and effect) shall cease to have effect between the Parties. The Parties shall not have any further right and liability under or pursuant to the provisions of this Agreement save and except in respect of any antecedent breach occurring prior to such termination.

3.5 The Company shall use all reasonable endeavours to procure that the conditions set out in Clause 3.2 are satisfied on or before 31 January 2006. As soon as the conditions set out in Clause 3.2 have been fully satisfied, the Company shall give written notice of the same to all Investors. Second Completion shall not be proceeded with unless the Second Tranche Subscription by all of the Investors are completed simultaneously. If any of the conditions set out in Clause 3.2 shall not have been fulfilled (or waived by the Investors in accordance with Clause 3.3) on or before such deadline, the Investors shall not be obliged to complete the Second Tranche Subscription. Notwithstanding the above, this Clause 3.5 shall not prejudice any rights of the Investors or any claims that the Investors may have against any of the other Parties under this Agreement.

4.   COMPLETION

4.1 Subject to Clause 3, First Completion shall take place on the sixth (6th) Business Day after the issue and delivery of the notice by the Company to the Investors referred to in Clause 3.4 (which is intended by all Parties to be not later than 30 November 2005) or such time and date as may be mutually agreed by the Parties, at a place as the Company and the Investors may agree, when all of the following business shall be transacted simultaneously:

     (A)  the Company shall:

          (i) deliver to the Investors certified copies of the Board resolutions and shareholders' resolutions of the Company duly passed in the Agreed Form for (i) approving the issue of the Convertible Notes to the Investors and the issue of the certificates for the Convertible Notes in respect of the First Tranche Subscription to the Investors and (ii) approving the appointment of each Person nominated by each Investor as a Director;

          (ii) issue to the Investors the Convertible Notes in respect of the First Tranche Subscription and deliver to the Investors the relevant certificates of the Company (duly executed under seal) for such Convertible Notes dated the First Completion Date and issued substantially in the form set out in Schedule 5;

          (iii) where the Registration Rights Agreement has not been signed before the First Completion Date, deliver to the Investors five
               (5) counterparts of the Registration Rights Agreement each duly executed by the Company;

          (iv) deliver to the Investors four (4) counterparts of each set of Share Pledging Agreements duly executed by the Founder, pursuant to which the Founder shall mortgage, charge and assign absolutely by way of first legal mortgage the following number of Shares in favour of each relevant Investor as a continuing security for the due and punctual performance and observance by the Company of all the obligations of the Company under Clause 3.2(A) (individually, a "SHARE PLEDGING AGREEMENT" and collectively, the "SHARE PLEDGING AGREEMENTS"):

Investor                           Number of Common Shares
--------                           -----------------------
The Funds   755,789
JAFCO       377,895
Total       1,133,684 which represents twenty per cent. (20%) of the total
            Shares in issue as at the date hereof

               together with (a) a certified copy of the Board resolution and
               (b) the stock transfer and power of attorney signed by the Founder, both in the Agreed Form in relation to each Share Pledging Agreement.

          (v) deliver to the Investors ten (10) counterparts of the Investment Agreement each duly executed by the Company, the PRC Subsidiaries and the Founder;

          (vi) enter the name of such Person as shall be nominated by each Investor in the register of directors of the Company as a Director and make available for collection by the Investors as soon as practicable after First Completion a certified copy of such updated register of directors; and

          (vii) deliver to each Investor the deed of indemnity executed by the Company in favour of the Person referred to in Clause 4.1(A)(vi) substantially in the form set out in Schedule 6;

          (viii) a compliance certificate dated as of the First Completion Date executed by each Warrantor or a duly authorized representative of each Warrantor, as applicable, certifying that all of the conditions set forth in Clause 3.1 (other than Clause 3.1(C)) have been fulfilled; and

     (B)  each of the Investors shall:

          (i) make the payment of the relevant amount of Subscription Price in respect of the First Tranche Subscription to the Company by way of telegraphic transfer to the Company's designated bank account together with evidence that the Subscription Price has or will be credited by telegraphic transfer, for value no later than the next Business Day, into the Company's said designated bank account, details of which are to be provided by the Company to all of the Investors in the same written notice to be given by the Company as referred to in Clause 3.4;

          (ii) subject to the receipt of the counterparts from the Company referred to in Clause 4.1(A)(iii), deliver to the Company two (2) counterparts of the Registration Rights Agreement each duly executed by the Investors;

          (iii) subject to the receipt of the counterparts from the Company referred to in Clause 4.1(A)(iv), deliver to the Company two (2) counterparts of each set of the Share Pledging Agreements each duly executed by the relevant Investor;

          (iv) subject to the receipt of the counterparts from the Company referred to in Clause 4.1(A)(v), deliver to the Company seven (7) counterparts of the Investment Agreement each duly executed by the Investors;

          (v) deliver to the Company a letter appointing a Person as a Director and, subject to the Investor's discretion, a Person (or, where applicable, the same person) to be a director of a subsidiary of the Company;

          (vi) delivery to the Company an acceptance of appointment as Director signed by the Person nominated by the Investor to act as a Director or, where applicable, a director of the relevant subsidiary of the Company; and

          (vii) where applicable, deliver to the Company the duly signed Accredited Investor Certificate (the form of which being set out in Schedule 7) necessary for the Company to claim exemption from the prospectus and registration requirements under the Ontario Securities Act.

4.2 Subject to Clause 3, Second Completion shall take place on the sixth (6th) Business Day after the issue and delivery of the notice by the Company to the Investors referred to in Clause 3.5 or such time and date as may be mutually agreed by the Parties (which in any event shall not be later than 28 February 2006), at a place as the Company and the Investors may agree, when all of the following business shall be transacted simultaneously:

     (A)  the Company shall:

          (i) deliver to the Investors certified copies of the Board resolutions and shareholders' resolutions of the Company duly passed in the Agreed Form for approving the issue of the Convertible Notes to the Investors and the issue of the certificates for the Convertible Notes in respect of the Second Tranche Subscription to the Investors;

          (ii) issue to the Investors the Convertible Notes in respect of the Second Tranche Subscription and deliver to the Investors the relevant certificates of the Company (duly executed under seal) for such Convertible Notes dated the Second Completion Date and issued substantially in the form set out in Schedule 5; and

          (iii) deliver to the Investors four (4) counterparts of each set of the Share Pledge Releases duly executed by the Founder, pursuant to which the relevant Investor shall release the mortgage created under the relevant Share Pledging Agreement (individually, a "SHARE PLEDGE RELEASE" and collectively, the "SHARE PLEDGE RELEASES"); and

     (B)  each of the Investors shall:

          (i) make the payment of the relevant amount of Subscription Price in respect of the Second Tranche Subscription to the Company by way of telegraphic transfer to the Company's designated bank account together with evidence that the Subscription Price has or will be credited by telegraphic transfer, for value no later than the next Business Day, into the Company's said designated bank account, details of which are to be provided by the Company to all of the Investors in the same written notice to be given by the Company as referred to in Clause 3.5;

          (ii) subject to the receipt of the counterparts from the Company referred to in Clause 4.2(A)(iii), deliver to the Company two (2) counterparts of each set of the Share Pledge Releases each duly executed by the relevant Investor; and

          (iii) where applicable, deliver to the Company the duly signed Accredited Investor Certificate (the form of which being set out in Schedule 7) necessary for the Company to claim exemption from the prospectus and registration requirements under the Ontario Securities Act.

4.3 For the avoidance of doubt, each of the First Completion and the Second Completion of the subscription of Convertible Notes by all (but not only part) of the Investors shall be conducted simultaneously. Where any Investor fails to complete the subscription, the other Investors shall not be obliged to complete the subscription.

4.4 Where applicable, the Company undertakes that it shall file the Accredited Investor Forms received by the Investors as referred to in Clauses 4.1(B)(vii) and 4.2(B)(iii) with the relevant Governmental Authority in Canada forthwith after the First Completion Date or the Second Completion Date (as the case may be).

5.   REPRESENTATIONS AND WARRANTIES

5.1  Warrantors' Warranties

     (A) Subject to disclosure in the Disclosure Letter, (i) each of the Company and the Founder jointly and severally represents and warrants to and undertakes with the Investors that each of the Warrantors' Warranties in both Parts A and B of Schedule 3, and (ii) each of the PRC Subsidiaries for itself only (but not jointly and/or severally with other Warrantors) represents and warrants to and undertakes with the Investors that each of the Warrantors' Warranties in Part B only of Schedule 3, is true and accurate and not misleading as at the date of this Agreement and will continue to be true and accurate in all respects and not misleading on each day after the date hereof up to and including the First Completion Date and the Second Completion Date (as the case may be) as if repeated on each such day. For this purpose only, where in any of the Warrantors' Warranties there is an express or implied reference to the date of this Agreement, that reference is to be construed as a reference to each day after the date hereof up to and including the First Completion Date and the Second Completion Date (as the case may be).

     (B) The Warrantors acknowledge that the Investors have entered into this Agreement in reliance upon the Warrantors' Warranties, and that they are given with the intention of inducing the Investors to enter into this

          Agreement.

     (C) Without prejudice to anything contained in this Clause 5, all Warrantors' Warranties contained herein shall survive the execution and delivery of this Agreement, First Completion and Second Completion.

     (D) Each of the Warrantors hereby agrees with the Investors to waive any right which he/it may have in respect of any misrepresentation, inaccuracy or omission in or from any information or advice supplied or given by any Group Company or its officers and employees or advisers in enabling him/it to give the Warrantors' Warranties.

     (E) The rights and remedies of the Investors in respect of the Warrantors' Warranties shall not be affected by any investigation made by or on behalf of the Investors into the affairs of any Group Company, save as disclosed in the Disclosure Letter.

     (F) Each of the Warrantors' Warranties shall be construed as a separate representation and warranty and (save as expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other representation or warranty or any other term of this Agreement.

5.2 Except as disclosed to the Company, each the Investors for itself only (but not jointly and/or severally with other Investors) represents and warrants to the Company that each of the following representations and warranties is true and accurate and not misleading as at the date of this Agreement and will continue to be true and accurate in all respects and not misleading on each day after the date hereof up to and including the First Completion Date and the Second Completion Date (as the case may be) as if repeated on each such day:

     (A) the Investor is a duly incorporated corporation or corporate body, is validly existing under the laws of its place of incorporation and is not in receivership or liquidation, has not taken any steps to enter into liquidation and no petition has been presented for its winding up or for the appointment of a receiver thereof; and

     (B) the Investor has full power and authority to enter into this Agreement and all of the other documents contemplated under this Agreement, and this Agreement, when executed and delivered, will constitute the Investor's valid and legally binding obligation, enforceable in accordance with its terms except that the transactions contemplated herein as well as the execution, delivery and performance of this Agreement and the Transaction Documents (where applicable) by the Investor will be subject to the approval of its investment committee.

5.3 Each Warrantor shall promptly notify all of the Investors upon its/his becoming aware at any time prior to and after First Completion or Second Completion (as the case may be) of any event which could reasonably be expected to cause any of the Warrantors' Warranties to be incorrect, misleading or breached in any material respect or which may have any Material Adverse Effect.

6.   UNDERTAKINGS BEFORE COMPLETION

6.1  The Warrantors hereby agree and undertake with the Investors:

     (A) that they shall not do, allow or procure any act or omission in the period up to and including the First Completion Date and the Second Completion Date (as the case may be) which would constitute a breach of any of the Warrantors' Warranties; and

     (B) to disclose promptly to all of the Investors in writing upon becoming aware of any matter, event or circumstance (including any omission to act) which may arise or become known to the Warrantors or any of them after the date of this Agreement and before First Completion or Second Completion (as the case may be) and:

          (i) constitutes a breach of or is inconsistent with any of the Warrantors' Warranties if given at any time up to and including the First Completion Date or the Second Completion Date (as the case may be) or which might make them inaccurate or misleading; or

          (ii) has, or is likely to have a Material Adverse Effect; or

          (iii) might otherwise materially and adversely affect the value of the Convertible Notes.

6.2 Except as otherwise permitted by this Agreement or with the prior written consent of all Investors (such consent shall not be unreasonably withheld or delayed), from the date hereof and at all times up to and including the First Completion Date or the Second Completion Date (as the case may be), the Company shall, and shall cause each other Group Company in respect of itself:

     (A) to carry on its business in the ordinary course consistent with past practice in all material respects and to preserve its relationships with customers, suppliers and others having business dealings with the Group;

     (B) not materially change its nature or business scope or carry on any type of business not ancillary or deviating from the existing business;

     (C) save for the purpose of facilitating the transactions contemplated under this Agreement, not to amend, alter or repeal, whether by merger, reclassification or otherwise any provision of its constitutional documents;

     (D) save for the purpose of facilitating the transactions contemplated under this Agreement, not to increase, reduce, consolidate, sub-divide or cancel its authorized and issued share capital;

     (E)  not to change its name or the name under which it carries on business;

     (F)  not to change its jurisdiction of incorporation;

     (G)  not to make any composition or arrangement with its creditors;

     (H) not to pass any resolution which would result in its winding up, liquidation or entering into administration or receivership;

     (I) not to consolidate or merge with any other business, which is not part of its existing business as at the date hereof;

     (J) not to offer, sell or issue, or enter into any agreement or issue any instrument providing for the offer, sale or issuance (contingent or otherwise) of, any Equity Securities, or any equity securities of any Group Company;

     (K) not to increase the number of shares available for grant or issuance under any share or stock option plan or other share incentive plan or arrangement or make any amendment to or terminate any such plan or arrangement (if any);

     (L) not to create or allow to arise any fixed or floating charge, mortgage, Lien (other than a Lien arising by operation of law), pledge or other Encumbrance over the whole or any part of the undertaking, property or assets; or create, allow to arise or issue any debenture constituting any of the foregoing;

     (M) not to make any loan or advance in a substantial amount (except to its wholly-owned subsidiary) or give any credit in a substantial amount (except trade credit to customers in the ordinary course of business);

     (N) not to give any guarantee or indemnity for or otherwise secure the liabilities or obligations of any Person (except in favour of its wholly-owned subsidiary in the ordinary course of business);

     (O) not to transfer, license or create any Encumbrance over any of its Intellectual Property Rights;

     (P)  not to appoint or remove its auditors; and

     (Q) not to declare or make any dividend on or with respect to any Equity Securities, or any equity securities of any Group Company, or otherwise distribute its shareholders any of its assets or property or reserve.

6.3 The Founder undertakes to the Investors that he shall exercise all his powers in relation to each Group Company so as to procure that no action shall be taken by or on behalf of the Company or any other Group Company to approve, authorise and/or ratify any of the matters set out in Clause 6.2, or any agreement or commitment to engage in any such matters, without first obtaining the prior written consent of all Investors (such consent shall not be unreasonably withheld or delayed).

7.   REMEDIES

7.1  If before First Completion:

     (A) any material breach of representations and warranties of a Party set out in this Agreement or any of the Transaction Documents (where applicable) comes to the notice of any of the other Parties; or

     (B) any of the Warrantors or any Investor is in material breach of any obligation on its/his part under this Agreement or any of the Transaction Documents (where applicable);

     then, but without prejudice to any other rights or remedies available to the non-defaulting Parties hereunder, any of the non-defaulting Parties may, without any liability to the defaulting Party, elect to terminate this Agreement or the relevant Transaction Document by giving notice in writing to all other Parties, whereupon this Agreement or such Transaction Document (as the case may be) shall terminate.

7.2 The Warrantors hereby jointly and severally agree to indemnify, at anytime after First Completion or Second Completion (as the case may be), each Investor in respect of all costs and expenses (including, without limitation, legal expenses) which an Investor may reasonably incur either before or after the commencement of any action in connection with:

     (A) the settlement of any claim for breach of the undertakings given by any of the Warrantors under this Agreement, the Conditions and the Transaction Documents (where applicable);

     (B) the settlement of any claim that any of the Warrantors' Warranties made by them are, on or before the First Completion Date or the Second Completion Date (as the case may be), untrue or misleading or have been breached;

     (C) any proceedings in which an Investor claims that any of the Warrantors' Warranties made by them are, on or before the First Completion Date or the Second Completion Date (as the case may be), untrue or misleading or have been breached and in which judgment is given for the Investor; or

     (D)  the enforcement of any such settlement, arbitral award or judgment.

7.3 The Founder hereby covenants with the Investors that he shall indemnify and at all times keep indemnified the Investors and the Company on demand from and against all or any depletion or diminution in the value of assets or increase in the liabilities of any Group Company arising or resulting from any Taxes or Taxation claims which has been imposed or made or may hereafter be imposed or made, wholly or partly, in respect of or in consequence of any event or any income, profits or gains earned, accrued or received or which are alleged to have, or which should have, been earned or accrued or received, or any transaction effected on or before the First Completion Date PROVIDED THAT the Founder shall be under no liability in respect of any breach of the said indemnity as aforesaid:

     (A) to the extent that provision or reserve in respect of such liability was made in the Satisfactory Audit Reports or the Group's other financial statements audited by one of the "Big Four" accounting firms; or

     (B) to the extent that such liability arises or is increased as a result only of any increase in rates of Tax made after First Completion with retrospective effect; or

     (C) if such liability arises in respect of Tax for which the Group Company is primarily liable and which arose in the ordinary course of business of the Group Company; or

     (D) to the extent of the indemnity amount that does not exceed, and has been fully absorbed by and paid off from, the aggregate audited retained earnings of the Group for all financial periods ending 28 February 2006.

8.   PAYMENT AND TAXES

     All payments to be made to the Investors by any of the other Parties under this Agreement shall be made:

     (A) in full without any Person being able to set-off any amounts due to it or claimed by it; and

     (B) without withholding or deduction of or on account of any present or future Taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the government of Hong Kong, Canada or any authority therein or thereof having power to tax unless the withholding or deduction of such Taxes, duties, assessments or governmental charges is required by law. In that event, the paying Party shall pay such additional amounts as may be necessary in order that the net amounts received by the relevant Investor after such withholding or deduction shall equal the respective amounts receivable by the Investor in the absence of such withholding or deduction.

9.   ANNOUNCEMENTS AND CONFIDENTIALITY

9.1 Disclosure of Terms. Each Party acknowledges that the terms and conditions (collectively, the "FINANCING TERMS") of this Agreement, the Transaction Documents, and all exhibits, restatements and amendments hereto and thereto, including their existence, shall be considered confidential information and shall not be disclosed by it to any third party except in accordance with the provisions set forth in this Clause 9. Each Investor agrees severally with the Company that such Investor will keep confidential and will not disclose or divulge, any information which such Investor obtains from the Company, pursuant to financial statements, reports, presentations, correspondence, and any other materials provided by the Company or its advisers to, or communications between the Company and such Investor, or pursuant to information rights granted under this Agreement or any other related documents, unless the information is known, or until the information becomes known, to the public through no fault of such Investor, or unless the Company gives its written consent to such Investor's release of the information.

9.2 Press Releases. Within sixty (60) days from First Completion, the Company may issue a press release disclosing that the Investors have invested in the Company provided that (a) the release does not disclose any of the Financing Terms, (b) the press release does not disclose the amount or other specific terms of the investment contemplated under this Agreement and the Transaction Documents, and (c) the final form of the press release is approved in advance in writing by each Investor mentioned therein. Investors' names and the fact that Investors have made an investment in the Company can be included in a reusable press release boilerplate statement, so long as each Investor has given the Company its initial approval of such boilerplate statement and the boilerplate statement is reproduced in exactly the form in which it was approved. No other announcement regarding any Investor in a press release, conference, advertisement, announcement, professional or trade publication, mass marketing materials or otherwise to the general public may be made without such Investor's prior written consent, which consent may be withheld at such Investor's sole discretion.

9.3 Permitted Disclosures. Notwithstanding anything in the foregoing to the contrary,

     (A) the Company may disclose any of the Financing Terms to its current or bona fide prospective investors, directors, officers, employees, shareholders, investment bankers, lenders, accountants, auditors, insurers, business or financial advisors, and attorneys, in each case only where such persons or entities are under appropriate non-disclosure obligations imposed by professional ethics, law or otherwise;

     (B) each Investor may, without disclosing the identities of the other Investors or the Financing Terms of their respective investments in the Company without their consent, disclose such Investor's investment in the Company to third parties or to the public at its sole discretion and, if it does so, the other Parties shall have the right to disclose to third parties any such information disclosed in a press release or other public announcement by such Investor;

     (C)  each Investor shall have the right to disclose:

          (i) any information to such Investor's and/or its fund manager's and/or its Affiliate's legal counsel, fund manager auditor, insurer, accountant, consultant or to an officer, director, general partner, limited partner, its fund manager, shareholder, investment counsel or advisor, or employee of such Investor and/or its Affiliate; provided, however, that any counsel, auditor, insurer, accountant, consultant, officer, director, general partner, limited partner, fund manager, shareholder, investment counsel or advisor, or employee shall be advised of the confidential nature of the information or are under appropriate non-disclosure obligation imposed by professional ethics, law or otherwise;

          (ii) any information for fund and inter-fund reporting purposes;

          (iii) any information as required by law, government authorities, exchanges and/or regulatory bodies, including by the Securities and Futures Commission of Hong Kong, the China Securities and Regulatory Commission of the PRC or the Securities and Exchange

               Commission of the United States (or equivalent for other venues); and/or

          (iv) any information to bona fide prospective purchasers/investors of any share, security or other interests in the Company, and

          (v) any information contained in press releases or public announcements of the Company pursuant to Clause 9.2.

     (D) the confidentiality obligations set out in this Clause 9 do not apply to:

          (i) information which was in the public domain or otherwise known to the relevant Party before it was furnished to it by another Party hereto or, after it was furnished to that Party, entered the public domain otherwise than as a result of (i) a breach by that Party of this Clause 9 or (ii) a breach of a confidentiality obligation by the discloser, where the breach was known to that Party;

          (ii) information the disclosure of which is necessary in order to comply with any Applicable Law, the order of any court, the requirements of a stock exchange or to obtain Tax clearance or other clearances or consents from any relevant authority; or

          (iii) information disclosed by any Director or Observers to his/her appointer or any of its Affiliate or otherwise in accordance with the foregoing provisions of this Clause 9.3.

9.4 The obligations contained in this Clause 9 shall endure, even after the termination of this Agreement, without limit in point of time except to the extent that and until any confidential information enters the public domain as set out above.

10.  ENTIRE AGREEMENT

     This Agreement sets out the entire agreement and understanding between the Parties in respect of the transactions and matters contemplated under this Agreement.

11.  VARIATION

     No variation of this Agreement (or any document entered into pursuant to this Agreement) shall be valid unless it is in writing and signed by or on behalf of each of the Parties.

12.  SUCCESSORS AND ASSIGNS

     All rights, covenants and agreements of the Parties contained in this Agreement shall, except as otherwise provided herein, be binding upon and inure for the benefit of their respective successors or permitted assigns.

13.  INVALIDITY

     If any provision of this Agreement is held to be invalid or unenforceable, then such provision shall (so far as it is invalid or unenforceable) be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement.

14.  WAIVER

14.1 No failure on the part of any Party to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

14.2 Any waiver of any provision of this Agreement, and any consent by a Party under any provision of this Agreement, must be in writing. Any waiver or consent shall be effective only for that instance and for the purpose for which it is given.

15.  FURTHER ASSURANCE

     Each Party shall do or procure to be done all such further acts and things, and execute or procure the execution of all such other documents, as the other Parties may from time to time reasonably require, whether on or after the First Completion Date or the Second Completion Date (as the case may be), for the purpose of giving to the other Parties the full benefit of all of the provisions of this Agreement.

16.  NOTICES

16.1 Notices or other communications required to be given by any Party pursuant to this Agreement shall be written in English and may be delivered personally or sent by registered airmail or postage prepaid, by a recognized courier service or by facsimile transmission to the address of the other Parties set forth below. The dates on which such notices shall be deemed to have been effectively given shall be determined as follows:

     (A) notices given by personal delivery shall be deemed effectively given on the date of personal delivery;

     (B) notices given by registered airmail or postage prepaid shall be deemed effectively given on the fifth (5th) Business Day after the date on which they were mailed (as indicated by the postmark);

     (C) notices given by courier shall be deemed effectively given on the second (2nd) Business Day after they were sent by recognized courier service; and

     (D) notices given by facsimile transmission shall be deemed effectively given immediately following confirmation of its transmission as recorded by the sender's facsimile machine.

TO THE COMPANY OR ANY OF THE PRC SUBSIDIARIES:

Address:                                  (Chinese Characters)
                                          (Building A6, Export Processing Zone
                                          Suzhou New & Hi-Tech District
                                          Jiangsu Province 215151
                                          The People's Republic of China)
Fax Number:                               86-512-62696016
Attention:                                Mr. QU Xiao Hua

TO THE FUNDS:

c/o HSBC Private Equity (Asia) Ltd.
Address:                                  Level 17, 1 Queen's Road Central
                                          Hong Kong
Fax Number:                               +852 2845-9992
Attention:                                The Managing Director

TO JAFCO:

c/o JAFCO Investment (Asia Pacific) Ltd
Address:                                  6 Battery Road
                                          #42-01 Singapore 049909
Fax Number:                               +65 6221-3690
Attention:                                The President

With a copy to:

JAFCO Investment (Hong Kong) Ltd.
Address:                                  30/F Two International Finance Centre
                                          8 Finance Street
                                          Central
                                          Hong Kong
Fax Number:                               +852 2536-1979
Attention:                                General Manager
Email:                                    All E-mail correspondence to
                                          vincent.chan@jafcoasia.com and
                                          sam.lai@jafcoasia.com

TO THE FOUNDER:

Address:                                  (Chinese Characters)
                                          (Building A6, Export Processing Zone
                                          Suzhou New & Hi-Tech District
                                          Jiangsu Province 215151
                                          The People's Republic of China)
Fax Number:                               86-512-62696016

16.2 Any Party may at any time change its address or fax number for service of notices in writing delivered to the other Parties in accordance with this Clause 16.

17.  COUNTERPARTS

     This Agreement may be executed in any number of counterparts and by the Parties hereto on separate counterparts, each of which when so executed shall be an original, but all of which shall together constitute one and the same instrument.

18.  COSTS

18.1 Subject to First Completion, the Company shall bear all costs and expenses reasonably incurred by the Investors in relation to the Investors' investment contemplated under this Agreement including but not limited to the preparation and negotiation of the documentation for the matters referred to in this Agreement and the Transaction Documents and the due diligence undertaken by the Investors, up to a maximum limit of One Hundred Thousand United States Dollars (US$100,000).

18.2 In the event First Completion does not take place, the Company and the Investors shall bear their own costs and expenses, provided that if the Company unilaterally decides not to proceed with First Completion, the Company shall bear all costs and expenses reasonably incurred by or on behalf of the Investors in relation to the Investors' intended investment under this Agreement including but not limited to the preparation and negotiation of the documentation for the matters referred to in this Agreement and the Transaction Documents and the due diligence undertaken by the Investors, up to a maximum limit set out in Clause 18.1.

18.3 This Clause 18 shall survive the termination of this Agreement.

19.  PROCESS AGENTS

19.1 Each Party hereby irrevocably appoints the Person set out opposite its name below as its respective agent to accept service of process in Hong Kong in any legal action or proceedings arising out of this Agreement, service upon whom shall be deemed completed whether or not such service of process is forwarded to such Party by its agent or received by it, and each Party warrants and undertakes to the other Parties that the agent appointed by it hereunder is a company incorporated in Hong Kong and the address of such agent set out below is its registered office address in Hong Kong:

                                                AGENT /
        PARTY                          REGISTERED OFFICE ADDRESS
        -----                          -------------------------
For the Company, the   Key Consultant Limited
Founder and the PRC
Subsidiaries:          Address: Unit 710, 7th Floor, Bank of America Tower,
                       12 Harcourt Road, Central, Hong Kong

The Funds              HSBC Private Equity (Asia) Ltd.

                       Address: Level 17, 1 Queen's Road Central, Hong Kong

JAFCO                  JAFCO Investment (Hong Kong) Ltd.

                                                AGENT /
        PARTY                          REGISTERED OFFICE ADDRESS
        -----                          -------------------------
                       Address: 30/F Two International Finance Centre,
                       8 Finance Street, Central, Hong Kong

19.2 If a process agent appointed by any Party pursuant to Clause 19.1 ceases to be able to act as such or to have a registered office address in Hong Kong, the Party which appoints such process agent shall appoint a new process agent, which shall be a company incorporated in Hong Kong, and to deliver to the other Parties, before the expiry of fourteen (14) days from the date on which such process agent ceases to be able to act as such or to have a registered office address in Hong Kong, a copy of the written acceptance of appointment by that new process agent.

19.3 Nothing in this Agreement shall affect the right to serve process in any other manner permitted by law or the right to bring proceedings in any other jurisdiction for the purposes of the enforcement or execution of any judgement or other settlement in any other courts.

20.  GOVERNING LAW

     This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong.

21.  DISPUTE RESOLUTION

21.1 Any dispute, controversy or claim arising out of or connected with this Agreement or the interpretation, breach, termination or validity hereof, including a dispute as to the validity or existence of this Agreement, shall be resolved by way of arbitration upon the request of any of the Parties in dispute with notice to the other Parties.

21.2 Arbitration under this Clause 21 shall be conducted in Hong Kong, under the auspices of the Hong Kong International Arbitration Centre (the "HKIAC") by three arbitrators (the "ARBITRATORS") pursuant to the rules of the United Nations Commission on International Trade Law (the "UNCITRAL RULES"), save that, unless the parties in dispute agree otherwise:

     (A)  The three Arbitrators shall be appointed by the HKIAC; and

     (B) the Parties agree to waive any right of appeal against the arbitration award.

21.3 The arbitration shall be administered by HKIAC in accordance with HKIAC's procedures for arbitration.

21.4 Each Party shall cooperate with the others in making full disclosure of and providing complete access to all information and documents requested by another Party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the disclosing Party.

21.5 The award of the arbitral tribunal shall be final and binding upon the disputing parties, and a prevailing party may apply to any court of competent jurisdiction for enforcement of such award.

21.6 The cost of the arbitration (including the reasonable and properly incurred fees and expenses of the lawyers appointed by each party to the arbitration) shall be borne by the Party or Parties against whom the arbitration award is made or otherwise in accordance with the ruling of the arbitration tribunal.

21.7 Any Party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

22.  JAFCO'S RIGHTS

     All Parties acknowledge and agree that any rights of JAFCO under this Agreement may, without prejudice to the rights of JAFCO to exercise any such rights, be exercised by JAFCO Investment (Asia Pacific) Ltd. ("JIAP") or any other fund manager of JAFCO or their nominees (each, a "JAFCO MANAGER"), unless JAFCO has (a) given notice to the other Parties that any such rights cannot be exercised by JIAP or a JAFCO Manager; and (b) not given notice to the other Parties that such notice given under paragraph
     (a) above has been revoked.

IN WITNESS WHEREOF this Agreement has been executed by the Parties the day and year first before written.

                                   SCHEDULE 1

                           PARTICULARS OF THE COMPANY

NAME:                         Canadian Solar Inc.
DATE OF INCORPORATION:        22 October 2001
PLACE OF INCORPORATION:       Province of Ontario, Canada
REGISTERED OFFICE:            4056 Jefton Crescent. Mississauga, Ontario, Canada
                              L5L 1Z3
DIRECTORS:                    QU Xiao Hua
ISSUED CAPITAL (AS OF THE     5,668,421 Common Shares with no nominal or par
DATE HEREOF):                 value (subdivided from 1,000,000 Common Shares;
                              subject to filing of the Articles with the relevant Governmental Authority in Canada)

SHAREHOLDERS AS AT THE DATE
HEREOF:                       SHAREHOLDER   NO. OF EQUITY SECURITIES HELD
---------------------------   -----------   -----------------------------
                              QU Xiao Hua   5,668,421 Common Shares

                                   SCHEDULE 2

                    PARTICULARS OF THE COMPANY'S SUBSIDIARIES

                                     PART I

NAME:                        (Chinese Characters) (CSI Solartronics Co. Ltd.)
DATE OF INCORPORATION:       23 November 2001
PLACE OF INCORPORATION:      (Chinese Characters) (Changshu, Jiangsu Province,
                             the PRC)
REGISTERED OFFICE:           (Chinese Characters) (Yangyuan Industrial Park,
                             Changshu, Jiangsu Province 215562, the PRC)
DIRECTORS:                   QU Xiao Hua,
                             QU Chong Ji,
                             ZHU Bing,
                             Kelvin KING, and
                             ZHANG Guo Xin
TOTAL INVESTMENT:            US$3,000,000
REGISTERED CAPITAL:          US$2,100,000
REGISTERED CAPITAL PAID UP   US$2,100,000
(AS AT THE DATE HEREOF):

SHAREHOLDERS:                    SHAREHOLDER            EQUITY INTEREST HELD
-------------                -------------------   -----------------------------
                             Canadian Solar Inc.   100% of the registered capital

                                     PART II

NAME:                        (Chinese Characters) (CSI Solar Technologies Inc.)
DATE OF INCORPORATION:       8 August 2003
PLACE OF INCORPORATION:      (Chinese Characters) (Suzhou, Jiangsu Province,
                             the PRC)
REGISTERED OFFICE:           (Chinese Characters) 209 (Chinese Characters) C6017
                             (Chinese Characters) (Suite C6017, China Suzhou
                             Pioneering Park for Overseas Chinese Scholars, No.
                             209, Zhuyuan Road, Suzhou New & Hi-Tech District,
                             Jiangsu 215011, the PRC)
DIRECTORS:                   QU Xiao Hua
TOTAL INVESTMENT:            US$1,000,000
REGISTERED CAPITAL:          US$700,000
REGISTERED CAPITAL PAID UP   US$121,460
(AS AT THE DATE HEREOF):

SHAREHOLDERS:                    SHAREHOLDER            EQUITY INTEREST HELD
-------------                -------------------   ------------------------------
                             Canadian Solar Inc.   100% of the registered capital

                                    PART III

NAME:                        (Chinese Characters) (CSI Solar Manufacturing Inc.)
DATE OF INCORPORATION:       7 January 2005
PLACE OF INCORPORATION:      (Chinese Characters) (Suzhou, Jiangsu Province,
                             the PRC)
REGISTERED OFFICE:           (Chinese Characters) (Export Processing Zone,
                             Suzhou New & Hi-Tech District, Jiangsu 215151, the
                             PRC)
DIRECTORS:                   QU Xiao Hua
TOTAL INVESTMENT:            US$25,000,000
REGISTERED CAPITAL:          US$10,000,000
REGISTERED CAPITAL PAID UP   US$1,500,000
(AS AT THE DATE HEREOF):

SHAREHOLDERS:                    SHAREHOLDER            EQUITY INTEREST HELD
-------------                -------------------   ------------------------------
                             Canadian Solar Inc.   100% of the registered capital

                                   SCHEDULE 3
                             WARRANTORS' WARRANTIES

                                     PART A

Save as disclosed in the Disclosure Letter and this Agreement, each of the Company and the Founder jointly and severally represents and warrants to and undertakes with the Investors as follows:

1.   THE COMPANY AND ITS SUBSIDIARIES

1.1 The Company has no and never has had any subsidiary or shares in or stock of any company other than the companies set out in Schedule 2.

1.2 The Company's interest in its subsidiaries set out in Schedule 2 is held free from all charges, Liens, Encumbrances and claims.

2.   EQUITY SECURITIES

     (A) The Common Shares issued to the Investors upon full conversion of all Convertible Notes (assuming the Second Tranche Subscription will be completed to the full extent under this Agreement and the Note Options will be exercised in full by the Investors and the Company does not exercise its option under Clause 2.3) will, immediately after such issue, amount to approximately 26.32% of the enlarged issued share capital of the Company on a Fully-Diluted Basis.

     (B) Save as provided in this Agreement, there is no, nor is there any legally valid agreement or arrangement to create any pledge, Lien, charge, Encumbrance, rights of pre-emption or other equities or third party rights of any nature whatsoever on, over or affecting any of Shares (except the ATS Arrangement) and no claim has been made by any Person (apart from ATS) to be entitled to any of the foregoing.

     (C) Save the Shares to be issued upon conversion of the Convertible Notes and the ESOP, there are no agreements or arrangement in force which call for the present or future issue or allotment of, or grant to any Person (apart from ATS) the right (whether conditional or otherwise) to call for the issue, allotment or transfer of any Equity Securities.

     (D) The allotment and issue of the Convertible Notes and the subsequent conversion thereof into Common Shares are not and will not be subject to any Encumbrances.

     (E) The Company has not granted any options to any Person to subscribe for or purchase any Equity Securities (apart from the options which may be granted under the ESOP).

     (F) An accurate and complete list of the Company's shareholders and holders of Convertible Securities and their respective holdings of the Equity Securities, together with all unissued options being reserved for issuance, in each case both immediately prior to and after the First Completion, is set forth in the Disclosure Letter. Save as disclosed in the Disclosure Letter, there are no outstanding and in issue any capital stock, option, warrants or securities convertible into or exchangeable for common stock of or unissued options or warrants or other Equity Securities being reserved for issuance of any Group Company both immediately prior to and after the First Completion.

                                     PART B

Save as disclosed in the Disclosure Letter and this Agreement, (i) each of the Company and the Founder jointly and severally represents and warrants to and undertakes with the Investors, and (ii) each of the PRC Subsidiaries for itself only (but not jointly and/or severally with other Warrantors) represents and warrants to and undertakes with the Investors, as follows:

3.   INFORMATION

3.1 To the best of the knowledge of the Warrantors, all information contained in this Agreement (including the Recitals) is true and accurate in all material respects and not misleading in any material respect.

3.2 All written information which is set out or referred to in the Disclosure Letter or is given by or on behalf of the Warrantors to the Investors or their agents in the course of the negotiations leading to this Agreement is true and accurate in all material respects and not misleading in any material respect.

4.   CAPACITY OF THE WARRANTORS

4.1 Each of the Warrantors has full power and authority to enter into and perform this Agreement and the Transaction Documents (where applicable), and the provisions of this Agreement and the Transaction Documents (where applicable), when executed, will constitute valid and binding obligations on him/it, in accordance with its terms.

4.2 The execution and delivery by each of the Warrantors of, and the performance of him/it of his/its obligations under, this Agreement and the Transaction Documents (where applicable) will neither:

     (A) (where applicable) result in a breach of any provision of its constitutional documents subject, in the case of the Company, to the amended Articles of Incorporation referred to in Clause 3.1(H) having been filed with the relevant Governmental Authorities in Canada;

     (B) result in a breach of any order, judgment or decree of any court or Governmental Authority to which it is a party or by which he/it is bound; nor

     (C)  violate any Applicable Law.

4.3 All consents, permissions, approvals and agreements of third parties which are necessary for each Warrantor to obtain in order to enter into and perform this Agreement and the Transaction Documents (where applicable) in accordance with their terms have been unconditionally obtained.

5.   CORPORATE MATTERS

5.1 Each of the Group Companies has been duly incorporated and is validly existing under the Applicable Law, has obtained all necessary Governmental Approvals to own its assets and to carry on its business as presently conducted and all Governmental Approvals are valid and subsisting and, to the best of the knowledge of the Warrantors, there is no reason why any of them should be suspended, cancelled or revoked.

5.2 No order has been made or petition presented or resolution passed for the winding up of any Group Company and no distress, execution or other process has been levied on any of its assets. No Group Company is insolvent nor unable to pay its debts due for payment, no receiver or receiver and manager has been appointed by any person of its business or material assets or any substantial part thereof, and no power to make any such appointment has arisen. No Group Company has taken steps to enter liquidation and there are no valid grounds on which a petition or application could be based for the winding up or appointment of a receiver of any Group Company.

5.3 None of the Group Companies has even been a director or other officer of any other company.

5.4  None of the Group Companies has at any time:

     (A) repaid or redeemed or agreed to repay or redeem any shares of any class of its share capital or otherwise reduced or agreed to reduce any class of its issued share capital or purchased any of its own shares or carried out any transaction having the effect of a reduction of capital; or

     (B)  given any financial assistance in contravention of any Applicable Law.

5.5 The copies of the constitutional documents of each of the Group Companies delivered to the Investors or their agents are accurate and complete in all respects and have attached to them copies of all resolutions and agreements which are required to be so attached.

5.6 The register of members and all other statutory books of the Group Companies are up to date and contain true full and accurate records of all matters required to be dealt with therein and none of the Group Companies has received any notice of any application or intended application for rectification of its register.

5.7 All annual or other corporate returns required to be filed by each of the Group Companies with the relevant Governmental Authorities have been properly filed within any applicable time limit and all legal requirements relating to the issue of shares and other securities by all Group Companies have been complied with.

6.   SUBSIDIARIES

     (A) All issued shares in the capital of each of the Company's subsidiaries incorporated in a jurisdiction not being the PRC have been fully paid up.

     (B) All capital and other contributions due to each PRC Subsidiary have been paid in full within the respective time limited imposed under the terms of the constitutional documents or the relevant Governmental Approvals.

     (C) There is no agreement or arrangement in force which calls for the present or future issue or allotment of, or grant to any Person the right (whether conditional or otherwise) to call for the issue, allotment or transfer of any share or loan capital of any of the Company's subsidiaries (including any option, notes, warrants or other securities or rights convertible or ultimately convertible into shares or equity interests in any of such subsidiaries).

7.   COMPLIANCE

7.1 Each of the Group Companies has complied with its constitutional documents in all respects, and has full power, authority and legal right to own its assets and carry on its business.

7.2 Each Group Company has complied in all material respects with all Applicable Law. To the best of the knowledge of the Warrantors, none of the Group Companies has received notice of any violation of any Applicable Law from any Governmental Authority. There is no provision of any outstanding governmental judgement, decree or Applicable Law applicable to or binding upon any Group Company which could materially adversely affect the business, prospects, assets or condition, financial situation of any Group Company.

7.3 There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which a Group Company is a party or by which it is bound, which adversely affects its business, prospects, assets or condition, financial position.

8.   ACCOUNTS

8.1 The unaudited financial statements of each Group Company have been prepared in accordance with the requirements of the Applicable Law and on a consistent basis in accordance with IAS or other applicable accounting standards.

8.2 Each unaudited financial statement of each Group Company shows a true and fair view of the assets, liabilities, capital commitments and the state of affairs of such Group Company as at the relevant accounts date or of the profits and losses of such Group Company for the period concerned.

8.3  Since 1 September 2005:

     (A) no Group Company has disposed of any asset (including trading stock) or supply of any service or business facility of any kind (including a loan of money or the letting, hiring or licensing of any property whether tangible or intangible) in circumstances where the consideration actually received or receivable for such disposal or supply was less than the consideration which would be deemed to have been received for Tax purposes;

     (B) no Group Company has assumed or incurred any liabilities (actual or contingent) or expenditure otherwise than in the ordinary course of carrying on its business or entered into any transaction which is not in its ordinary course of business;

     (C) no business of any of the Group Companies has been materially and adversely affected by the loss of any important contract or customer or source of supply or by any abnormal factor not affecting similar businesses to a like extent and the Warrantors are not aware of any facts which are likely to give rise to any such effects;

     (D) no dividends, bonuses or distributions have been declared, paid or made;

     (E) no payment has been made by any of the Group Companies which will not be deductible for Tax purposes either in computing the profits of the relevant Group Company or in computing the Tax chargeable on the Group;

     (F)  no Group Company has changed its financial year end;

     (G) save for resolutions copies of which have been delivered to the Investors prior to the date hereof or which are required to be passed by any Group Company prior to First Completion and Second Completion in order to satisfy the conditions set out in Clause 3.1 and Clause
          3.3 respectively, no board or shareholders' resolutions of any of the Group Companies have been or will be passed; and

     (H) there has not been any waiver or compromise granted by any Group Company of a valuable right or of a material debt owing to it; and

     (I) there has been no material change to a Material Contract which any Group Company or any of its assets is bound by or subject to.

9.   TAXATION

9.1 Each of the Group Companies has duly and punctually paid all Taxation which is due and which it has become liable to pay and is under no outstanding liability to pay any penalty, interest, surcharge or fine in connection with any Taxation and has complied in all respects with all legislation relating to Taxation applicable to such company.

9.2 Each of the Group Companies has made all such returns and notifications, provided all such information, documents and particulars and maintained all such records in relation to Taxation as are required to be made or provided or maintained by it punctually and none of such returns, notifications, information, documents or particulars is disputed by the relevant Governmental Authority concerned.

9.3 None of the Group Companies is involved in any dispute in relation to Taxation. To the best of the knowledge of the Warrantors, there is no relevant Governmental Authority concerned which has investigated or indicated that it intends to investigate the Tax affairs of any Group Company.

9.4 All Taxation in connection with the arrangement between the Company and Swift Allies Inc. which are required to be paid on the part of any Group Company have been timely paid. None of the Group Companies is involved in any dispute with any Governmental Authority on Taxation in relation to such agreements. To the best of the knowledge of the Warrantors, there is no relevant Governmental Authority concerned which has investigated or indicated that it intends to investigate such agreements or the arrangement related thereto.

10.  ASSETS

10.1 Title

     (A) The assets currently employed in the operation of the businesses of each Group Company are wholly and beneficially owned assets (other than trading stock which is intended to be subsequently disposed of in the ordinary course of business or trading stock acquired subject to retention or reservation of title by the supplier or manufacturer thereof) and all material assets (save and except for the trading stock) used by the Group:

          (a) are legally and beneficially owned by the Group free from all Encumbrances; and

          (b)  are in the possession or under the control of the Group.

     (B) All plant, machinery, vehicles, computers and equipment owned or used by each Group Company are (subject to normal wear and tear) in reasonable repair, condition and working order, have been regularly and properly maintained.

10.2 Stock

     (A) All trading stock of each Group Company is of merchantable quality saleable in the normal course of business.

     (B) No goods of any Group Company sold or delivered have incurred any product liability claimed against any Group Company.

10.3 Book debts

     (A) No part of the amount shown in the books of account of any Group Company in respect of debtors is represented by debts which are more than twelve (12) months overdue for payment or by debts in respect of arrangements made otherwise than in the ordinary course of any such Group Company's business.

     (B) No debt has been released by any Group Company on terms that the debtor paid less than the book value of his debt and no debt owing to any such Group Company has proved to any extent to be irrecoverable, except for the provision for bad and doubtful debts and discounts made in the books of account of any Group Company.

11.  GENERAL COMMERCIAL MATTERS

11.1 None of the Group Companies has capital commitments which exceed One Hundred Thousand United States Dollars (US$100,000) in aggregate in respect of that Group Company.

11.2 There are no loans, guarantees, pledges, mortgages, charges, Liens, debentures or, Encumbrances given, made or incurred by or on behalf of any Group Company which may incur material liability to any Group Company, except for those incurred in its ordinary course of business.

11.3 To the best of the knowledge of the Warrantors, none of the Group companies is the subject of any official investigation or inquiry by any Governmental Authority.

12.  PROPERTIES

12.1 The Group has exclusive use and undisturbed possession of the land and the buildings erected thereon owned or leased by the Group.

12.2 The Group has good title to the land use right and the buildings it owns, free from any mortgage, charge, Encumbrance, right of occupation or third party right.

12.3 The landlords of the properties leased by the Group have good title to such properties and have the capacity to lease such properties to the Group.

12.4 The use of land and buildings by the each Group Company for operating its businesses does not violate any Applicable Law or terms of the leases for the relevant properties.

12.5 All buildings erected on the land occupied by the Group are in reasonably good and substantial repair and condition and are in such reasonable condition and state of repair as to be substantially fit for the purpose for which they are used at present by the Group for operating its businesses.

13.  INTELLECTUAL PROPERTY RIGHTS

13.1 The Group has independently developed and owns or possesses sufficient legal rights to all Intellectual Property Rights (including registrations and applications to register or renew such rights), and licenses of any of the foregoing necessary for its business as now conducted and as presently proposed to be conducted (collectively, the "GROUP INTELLECTUAL PROPERTY"), without any infringement of the rights of others.

13.2 The Disclosure Letter contains true, complete and accurate lists of all trademarks, servicemarks, trademarks applications, servicemarks application, patents, patent applications, trade names, copyright registration, domain names, software products or applications presently used by the Group or necessary for the conduct of the Group's business as currently being conducted or proposed to be conducted, and the Group owns, or has the right to use under the agreements, all the Intellectual Property Rights set out in the Disclosure Letter.

13.3 There are no outstanding options, licenses or agreements of any kind relating to the Group Intellectual Property, nor is any Group Company bound by or are parties to any options, licenses or agreements of any kind with respect to the Group Intellectual Property of any other person or entity except, in either case, for standard end-user agreement with respect to commercially readily available intellectual property such as "off-the-shelf" computer software.

13.4 Each Group Company is in compliance with all material terms of any licenses by which it uses any Group Intellectual Property, and each such license is in full force and effect. Each licensor thereof is in compliance with all material terms of the respective license. No Group Company is aware of the existence of any fact or circumstance that would give the licensor thereof grounds under the terms of such license to cancel, terminate or suspend such license. All such licenses material to the operation of the Group will be renewed in the ordinary course of business on terms commercially reasonable.

13.5 No Group Company has received any communications alleging that it has violated or, by conducting its businesses as presently proposed, would violate any of the Intellectual Property Rights of any other person or entity.

13.6 The Company is not aware after due and careful enquiry that any of the Group's employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgement, decree or order of any court or administrative agency, that would interfere with their duties to the Group, or that would conflict with the Group's business as presently proposed to be conducted.

13.7 Neither the execution nor delivery of this Agreement or the Transaction Documents, nor the carrying on of the Group's business, nor the conduct of the Group's business as presently proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any Group Company or any employee is now obligated. It is not nor will it become necessary for any Group Company to utilize any Intellectual Property Rights of its employees made prior to their employment by the Group, except for the Intellectual Property Rights that has been assigned to a Group Company.

13.8 None of the Group Companies and the Founder have entered into any agreement to indemnify any other person against any charge of infringement or misappropriation of any Group Intellectual Property.

13.9 Each Group Company has taken all reasonably necessary action to protect and preserve (i) the validity and enforceability of trade and service marks and associated goodwill included in the Group Intellectual Property; (ii) the enforceability of copyrights and the confidentiality, validity and enforceability of pending patent applications included in the Group Intellectual Property; (iii) the validity and enforceability of patents included in the Group Intellectual Property; and (iv) the confidentiality and enforceability of trade secrets and the confidentiality of other proprietary information included in the Group Intellectual Property. All current employees and consultants of the Group have executed non-disclosure agreements to protect the confidentiality, and to vest in the relevant Group Company exclusive ownership, of the Group Intellectual Property.

13.10 To the best knowledge of the Warrantors, no material trade secret or confidential information constituting Group Intellectual Property has been used, divulged or appropriated for the benefit of any person other than the Company or the other Group Companies or otherwise to the detriment of the Group, except pursuant to appropriate non-disclosure agreements. To the best knowledge of the Warrantors, none of the Founder and current employee or consultant of the Group or their respective Affiliates have used any trade secrets or other confidential information (except with the consent of the owner of such information) of any other person in the course of their work for the Group.

13.11 No Group Company has any written or oral agreements with current or former employees or consultants with respect to the ownership of Group Intellectual Property, including inventions, trade secrets or other works created by them as a result of which any such employee or consultant may have exclusive or non-exclusive rights to the portions of the Group Intellectual Property so created by such individual.

13.12 None of the Founder and current or former officer, employee or consultant of the Group are in violation of any term of any written employment contract, patent disclosure agreement, proprietary information agreement, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenants relating to the right of any such officer, employee, consultant or person to be employed or engaged by the Group or relating to the use of trade secrets or proprietary information of others, and no former employer of any such person has any rights in respect of the Group Intellectual Property.

13.13 The Group does not use any processes nor is it engaged in any activities which involve the misuse of any know-how, lists of customers or suppliers, trade secrets, technical processes or other confidential information ("IP CONFIDENTIAL INFORMATION") belonging to any third party. To the best knowledge of the Warrantors, there has been no actual or alleged misuse by any person of any IP Confidential Information. To the best knowledge of the Warrantors, none of the Founder and current or former officers, employees or consultants of the Group have disclosed to any person any IP Confidential Information except where such disclosure was properly made in the normal course of the Group's business and was made subject to an agreement under which the recipient is obliged to maintain the confidentiality of such IP Confidential Information and is restrained from further discussing it or using it other than for the purposes for which it was disclosed by the Group.

13.14 No royalty, honorarium, fees or other payments are payable by a Group Company to any third party by reason of the ownership, possession, sale, marketing, use or other exploitations of any Group Intellectual Property.

13.15 No government funding, facilities of any university, college or other educational institution or research centre of funding from third parties (other than funds received in consideration of capital stock of any Group Company or issuance of debt) was used in the development of any Group Intellectual Property.

13.16 No Group Company uses or otherwise carries on its business under any name other than its corporate name.

14.  INSURANCE

     All the assets (including stock-in-trade) of the Group of an insurable nature have at all material times been and are insured in amounts to the full replacement value thereof against fire and other risks normally insured against by Persons carrying on substantially the same classes of business as those carried on by the Group, and as required by Applicable Law.

15.  CONTRACTS

15.1 No Group Company is in breach of or has knowledge of the invalidity of or grounds for rescission, avoidance or repudiation of any Material Contract or has received no notice of any intention to terminate any Material Contract.

15.2 Unless otherwise disclosed to the Investors, none of the Group Companies has entered into any Material Contract.

16.  EMPLOYEES

16.1 Each Group Company has complied with all obligations in all respects imposed on it by, and all orders and awards made under, all Applicable Law relevant to the relations between it and its employees and the terms of service of its employees.

16.2 No Group Company has any agreement or other arrangement (binding or otherwise) with any trade union or other body representing its employees or any of them or recognizes any trade union or other body representing its employees or any of them for negotiating purposes.

16.3 No Group Company is involved in any industrial or trade disputes or any dispute or negotiation regarding a claim of material importance with any employees, trade union or body of employees.

16.4 Apart from the ESOP and the intended transfers of Shares to certain senior executives of the Group as may be contemplated in the Investment Agreement, no Group Company has in existence or is proposing to introduce any share incentive scheme, share or stock option scheme or profit sharing bonus or other such incentive scheme for all or any of its employees.

17.  LITIGATION

17.1 There are no actions, suits or proceedings (including arbitration proceedings) pending or threatened against or brought by any Group Company.

17.2 None of the Group Companies is subject to, or in default with respect to, any order, writ, injunction or decrees of any court, tribunal or Governmental Authority, domestic or foreign.

17.3 There is no unsatisfied judgment, court order or tribunal or arbitral award outstanding against any Group Company and no distress, execution or process has been levied on any part of their respective business or assets.

18.  RELATED PARTY TRANSACTIONS

18.1 Unless otherwise disclosed to the Investors, there are no Related Party Transactions except those in relation to the remuneration of Related Parties and reimbursement or advance payment to any Related Party not exceeding Five Hundred Thousand United States Dollars (US$500,000) on each occasion for each Related Party.

18.2 There is no breach on the part of the Related Party in respect of the terms of the agreements, contracts, arrangements or understanding underlying the Related Party Transactions.

19.  BROKERAGE OR COMMISSIONS

     No Person is entitled to receive from any Group Company any finder's fee brokerage or commission in connection with this Agreement or anything contained in it.

20.  REGISTRATION RIGHTS AGREEMENT

     Except as required pursuant to the Registration Rights Agreement, no Group Company is presently under any obligation, or has granted any rights to any Person to register any Shares or Convertible Securities under or pursuant to the Securities Act of the United States.

21.  ENVIRONMENTAL AND SAFETY LAWS

     No Group Company is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety ("ENVIRONMENTAL AND SAFETY LAWS"), and to the Warrantors' knowledge, no material expenditures are or will be required in order for any Group Company to comply with any such existing Environmental and Safety Laws. Each of the Group Companies has obtained all material permits, material licenses and other material authorizations that are required under applicable Environmental and Safety Laws to conduct its business and has filed all material reports, material notices, material assessments, material plans, material inventories, and material applications required by Environmental and Safety Laws.

22.  BUSINESS PLAN

     With respect to the Business Plan:

     (A) it was prepared in good faith and on a professional workmanlike manner and on a realistic basis after careful examination and due consideration of all relevant factors;

     (B) the technology referred to or described therein is proven reliable and capable of being applied in the successful economic production of premium products;

     (C) none of the statements therein are untrue or misleading in any way and it does not omit to state any material fact necessary to make the statements therein not misleading; and

     (D) the financial and other projections contained therein were prepared in good faith and that there is reasonable basis for such projection.

                                   SCHEDULE 4

                      FORM OF PRE-EMPTIVE RIGHT CERTIFICATE

To: (1) Canadian Solar Inc. (the "COMPANY"); and

    (2) HSBC HAV2 (III) Limited and (3) JAFCO Asia Technology Fund II (together, the "INVESTORS")

Dear Sirs,

I, the undersigned, the sole shareholder of the Company being the registered holder of 5,668,421 common shares, without nominal or par value, in the share capital of the Company, hereby certify to the Company and the Investors that I have no pre-emptive right or any right capable of becoming a pre-emptive right to acquire any further shares in the share capital of the Company either by contract, agreement, arrangement or understanding with any third party or the Company or under the Articles of Incorporation or By-laws of the Company or otherwise in respect of the Convertible Notes of an aggregate principal amount up to Thirteen Million United States Dollars (US$13,000,000) as may be subscribed for by the Investors.

This undertaking shall be governed by and be construed in accordance with the laws of Hong Kong and is intended to take effect as a deed.

Dated this ___ day of _____________ 2005.

SIGNED, SEALED and DELIVERED by   )
QU XIAO HUA                       )
in the presence of:               )

                                   SCHEDULE 5

      FORM OF THE CERTIFICATE FOR THE CONVERTIBLE NOTES AND THE CONDITIONS

Certificate No.: [______]
Issue Date: [___________]

                               CANADIAN SOLAR INC.
 (Incorporated under the provisions of the Business Corporations Act (Ontario))
                                 as the Company

                                       and

                               [_________________]
                                  as Noteholder

                                   ----------

                                   US$[_____]

          CONVERTIBLE NOTE DUE [three years from First Completion Date]

                                   ----------

The issue of this Convertible Note (the "CONVERTIBLE NOTE") was authorised by resolution of the Board of Directors of Canadian Solar Inc. (the "COMPANY") passed on [___________] pursuant to the agreement dated [___________] between, among others, the Company and the Noteholder (the "SUBSCRIPTION AGREEMENT").

The issue of this Convertible Note is subject to, in accordance with and with the benefit of the terms set out in the Subscription Agreement, and the conditions attached hereto which form part of this Convertible Note (the "CONDITIONS").

THIS IS TO CERTIFY that the Company will pay to the Noteholder the principal amount of [_____] United State Dollars (US$_____) together with such interests and other additional amounts (if any) as may be payable under the Conditions on the Maturity Date (as defined in the Conditions) or on such earlier date as such sum may become payable in accordance with the Conditions.

The performance of the Company's obligations under this Convertible Note is guaranteed by Mr. QU Xiao Hua (the "FOUNDER").

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE DONE IN COMPLIANCE WITH AND PURSUANT TO THE TERMS OF THE INVESTMENT AGREEMENT DATED [DATE] (AS THE SAME MAY BE FURTHER AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME) AND ENTERED INTO, AMONG OTHERS, BETWEEN THE COMPANY AND THE NOTEHOLDER (THE "INVESTMENT AGREEMENT"). THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES

ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY OTHER COUNTRY. THE INVESTMENT AGREEMENT (AS THE SAME MAY BE FURTHER AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME) SHALL, TO THE EXTENT APPLICABLE, BE DEEMED TO BE AN AGREEMENT PURSUANT TO SECTION 108(2) OF THE BUSINESS CORPORATIONS ACT (ONTARIO). UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE NOTEHOLDER MUST NOT TRADE THE SECURITIES PRESENTED BY THIS CERTIFICATE BEFORE THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE LATER OF (I) THE DATE OF THIS CERTIFICATE AND (II) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

This Convertible Note and the Conditions are governed by and shall be construed in accordance with the laws of Hong Kong.

IN WITNESS WHEREOF this Convertible Note has been executed under seal by the Company on [__________].

THE COMMON SEAL of                )
CANADIAN SOLAR INC.               )
was affixed hereto                )
in the presence of:               )


SIGNED, SEALED and DELIVERED by   )
QU XIAO HUA                       )
in the presence of:               )

                         CONDITIONS OF CONVERTIBLE NOTE

(A)  In these Conditions:

1. the expressions "Company" and "Noteholder" shall, where the context permits, include their respective successors and permitted assigns and any persons deriving title under them;

2. terms defined in the Subscription Agreement shall have the same meanings herein unless otherwise defined; and

3. the following expressions shall, unless the context otherwise requires, have the following meanings:

     "2005 PAT" means the consolidated net profit after tax (excluding exceptional, extraordinary gains and prior year adjustments) of the Group in the financial statements for the twelve (12) months ending 28 February 2006 as prepared in accordance with IAS and audited by one of the "Big Four" accounting firms;

     "ADDITIONAL EQUITY SECURITIES" has the meaning ascribed to it in Condition
     (B)4(c)(ii);

     "AUTOMATIC CONVERSION" means the conversion of a Convertible Note into Common Shares referred to in Condition (B)3(b);

     "CONVERSION PRICE" means the conversion price for the Convertible Note as determined in accordance with Conditions (B)3(c) and (B)4;

     "EVENT OF DEFAULT" has the meaning ascribed to it in Condition (B)7;

     "GUARANTEED 2005 PAT" means Six Million Five Hundred Thousand United States Dollars (US$6,500,000);

     "ISSUE DATE" means the date of issue of this Convertible Note;

     "MATURITY DATE" means a date which is three (3) years after the Issue Date; and

     "OPTIONAL CONVERSION" means the conversion of a Convertible Note into Common Shares referred to in Condition (B)3(a).

(B) The Convertible Note shall carry the following rights, benefits and privileges and be subject to the following restrictions:

1.   Status

     The Convertible Note constitutes, or will after issue constitute, direct, unconditional, unsecured and unsubordinated obligations of the Company and rank pari passu (save for certain creditors required to be preferred by law in Canada) equally with all other present and future unsecured and unsubordinated obligations of the Company.

2.   Interest and dividend

     (a) The Convertible Note shall bear interest from the Issue Date at the rate of two per cent (2%) per annum on the principal amount of the Convertible Note outstanding, such interest shall, subject to sub-paragraphs (b) and (c) below, accrue from day to day, be calculated on the basis of the actual number of days that elapsed in a year of 365 days and be payable in cash by four equal quarterly instalments in arrears (the first payment being on the date falling three (3) months after the Issue Date). In the event that the Convertible Note has been wholly converted into Common Shares in accordance with these Conditions, the Noteholder shall be entitled to interest in respect of the whole of the principal amount being converted for the period from the date immediately preceding the last interest payment date (or the Issue Date, as the case may be) up to and including the date of conversion, and such interest (which has not been paid before the conversion) shall be payable by the Company on the date of conversion.

     (b) Interest shall cease to accrue with effect from the date of conversion of the Convertible Note.

     (c) On redemption of the Convertible Note, interest shall cease to accrue with effect from the date the redemption monies have been paid in full.

     (d) The Noteholder agrees and acknowledges that the Shareholders as of the Issue Date are entitled to all audited retained earnings as of 28 February 2006. The Company shall not declare or pay any dividend before the completion of a Qualified IPO or redemption of all Convertible Notes, except with the prior written consent of all holders of all outstanding Convertible Notes.

          In the event that the Board declares a dividend or distribution on the Common Shares before the completion of a Qualified IPO or redemption of all Convertible Notes with the prior written consent of all holders of all outstanding Convertible Notes, the Company shall at the same time as such dividend or distribution is paid to the holders of Common Shares pay a special interest payment to the Noteholder where the Convertible Note remains outstanding, such that the Noteholder shall be entitled to its pro-rata share of the dividends on earnings accumulated after 28 February 2006. The special interest shall be calculated on an "as converted" basis as if the issued share capital of the Company had been enlarged (for the purpose of special interest payment) by the maximum number of Common Shares that could be converted upon the conversion of the outstanding Convertible Note at the then Conversion Price after adjustment (if any) in accordance with Condition (B)4, such that the special interest payment that the Noteholder receives is equal to the dividend it would have received had the outstanding Convertible Notes been wholly converted into Common Shares immediately prior to the record date for calculation of dividend or distribution entitlements.

     (e) If payment of any principal or interest or other payment in respect of the Convertible Note is not made in full when due or if the Convertible Note is not converted in full into Common Shares on the date fixed for conversion, the Convertible Note shall bear an extraordinary interest, at a compounded rate of twelve per cent (12%) per annum, accruing from day to day on the basis of the actual number of days that elapsed in a year of 365 days, of:

          (i) in the case of interest accrued pursuant to Condition (B)2(a), any outstanding amount of interest, until such payment (together with further interest accrued thereon by virtue of this Condition
               (B)2(e)) is made in full;

          (ii) in the case of special interest accrued pursuant to Condition
               (B)2(d), any outstanding amount of interest, until such payment (together with further interest accrued thereon by virtue of this Condition (B)2(e)) is made in full;

          (iii) in the case of redemption, any outstanding amount of principal, premium or interest, until such payment (together with further interest accrued thereon by virtue of this Condition (B)2(e)) is made in full; or

          (iv) in the case of conversion, any outstanding amount of principal not so converted, until conversion of the Convertible Note in full into Common Shares in accordance with these Conditions.

3.   Conversion

     (a) Optional Conversion. The whole or any part of the outstanding principal of the Convertible Note shall be convertible at the option of the Noteholder, at any time after the Issue Date but prior to the full redemption of the Convertible Note, and without the payment of any additional consideration therefore, into such number of fully paid Common Shares as determined in accordance with the then effective Conversion Price (such event being referred to herein as "OPTIONAL CONVERSION").

          Before the Noteholder shall be entitled to convert the Convertible
          Note into Common Shares and to receive any certificate therefor, such holder shall give written notice to the Company of not less than seven
          (7) Business Days (such notice shall not be withdrawn unless with the prior consent of the Board) at the Company's notice address specified in Clause 16.1(D) of the Subscription Agreement and surrender the certificate or certificates for the Convertible Note at the same address. Subject to the above, on the date of conversion the Company shall promptly issue and deliver to the Noteholder a certificate(s) for the number of Common Shares into which such Convertible Note is converted in the name of the Noteholder, together with cash in lieu of any fraction of an Common Share in accordance with Condition (B)3(g).

     (b) Automatic Conversion. The outstanding principal of the Convertible Note shall automatically be converted (i) immediately before the completion of a Qualified IPO or (ii) upon Majority CN Approval, into such number of fully paid Common Shares as determined in accordance with the then effective Conversion Price (such event being referred to herein as "AUTOMATIC CONVERSION").

          The Company shall give to each holder of Convertible Notes a notice in writing of the Automatic Conversion within three (3) Business Days before the anticipated Automatic Conversion. In the event of an Automatic Conversion, the outstanding Convertible Note shall be converted automatically without any further action by the Noteholder and whether or not the certificate representing such Convertible Note is surrendered to the Company. The Company shall not be obligated to issue any certificate evidencing the Common Shares issuable upon such Automatic Conversion unless the certificate evidencing such Convertible Note is either delivered to the Company, or the holder notifies the Company that such certificate has been lost, stolen, or destroyed and provides such indemnity as may be reasonably required by the Board. The Company shall, as soon as practicable (any in any event within ten (10) Business Days) after such delivery of certificate evidencing the Convertible Note or such notification in the case of a lost, stolen, or destroyed certificate, issue and deliver to such Noteholder a certificate or certificates for the number of Common Shares to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of an Common Share in accordance with Condition (B)3(g). Within two (2) Business Days from the occurrence of Automatic Conversion, the Company shall notify the Noteholder in writing that Automatic Conversion has occurred.

     (c) Conversion Price. The Conversion Price per Common Share shall initially be US$4.94, subject to adjustment in accordance with Condition (B)4. The number of Common Shares to which a Noteholder shall be entitled upon conversion will be the number obtained by dividing the principal amount of the Convertible Note to be converted by the Conversion Price then in effect. The initial Conversion Price is calculated on the basis that (i) a total of Five Million Six Hundred and Sixty-Eight Thousand Four Hundred and Twenty (5,668,421) Common Shares have been issued on the Issue Date, (ii) the maximum number of Common Shares that may be issued pursuant to the ESOP shall not exceed One Million (1,000,000); (iii) Seven Hundred Thousand (700,000) Common Shares are expected to be issued by the Company to ATS; (iv) an aggregate of Two Million Six Hundred and Thirty-One Thousand Five Hundred and Eighty (2,631,579) Common Shares are expected to be issued to all Investors upon the full conversion of all Convertible Notes of an aggregate principle amount of Thirteen Million United States Dollars (US$13,000,000); and (v) the valuation of the Company after receiving all Convertible Notes proceeds of Thirteen Million United States Dollars (US$13,000,000) shall be Forty-Nine Million Four Hundred Thousand United States Dollars (US$49,400,000). For the purpose of clarity, the total expected number of Common Shares to be in issue on a Fully-Diluted Basis as set forth above shall be Ten Million (10,000,000). The Conversion Price shall be subject to adjustments where any event set out in Condition (B)4 occurs or where the actual number of Common Shares in respect of paragraphs (ii) or
          (iii) above shall be different from the numbers set forth in the relevant paragraphs.

     (d) Conversion. Conversion of the Convertible Note may be effected in such manner as may be permitted by law and as the Board shall from time to time determine (subject to the provisions of the Applicable Law and the constitutional documents of the Company).

          Conversion shall be deemed to (in the case of Optional Conversion) have been made immediately prior to the close of business on the date of such surrender of the certificate(s) evidencing the Convertible Note to be converted, or (in the case of Automatic Conversion) on the date referred to in Condition (B)3(b). Nevertheless, with respect to any principal amount of the Convertible Note to be converted, such principal amount shall remain outstanding for all purposes until the date of conversion.

          For the avoidance of doubt, no conversion shall prejudice the right of a Noteholder to receive dividends and other distributions declared but not paid as at the date of conversion pursuant to the Subscription Agreement.

          The Common Shares issued upon Optional Conversion or Automatic Conversion shall rank pari passu in all respects with the Common Shares then in issue and be allotted and issued free from Encumbrances save that they shall not entitle the holder to any dividend declared or paid upon Common Shares in respect of the audited retained earnings as of 28 February 2006 as referred to Condition (B)2(d).

     (e) Sufficient authorised share capital. The Company shall ensure that at all times there is a sufficient number of authorized but unissued Common Shares in its authorised share capital to be issued in satisfaction of the conversion of the Convertible Note, whether the conversion is Optional Conversion or Automatic Conversion. The Company shall not do any act or thing if as a result the enforcement of the conversion of the Convertible Note would involve the issue of Common Shares at a discount.

     (f) Entry into register of members. Upon the issue of the Common Shares into which the Convertible Note is converted, the Company shall enter the Noteholder in its register of members in respect of the relevant number of Common Shares arising from such conversion. The Noteholder shall be treated for all purposes as the record holder or holders of such Common Shares at such time.

     (g) Fractional shares. No fraction of an Common Share shall be issued upon conversion of the Convertible Note. In lieu of any fraction of an Common Share to which the Noteholder would otherwise be entitled upon conversion, the Company shall pay to such holder cash equal to the product of such fraction multiplied by the fair market value of one Common Share on the date of conversion, as determined reasonably and in good faith by the Board.

4.   Adjustments to Conversion Price

     (a) Adjustments for Splits, Subdivisions, Combinations, or Consolidation of Common Shares. In the event the outstanding Common Shares shall be increased by share split, subdivision, or other similar transaction (apart from issuance of new Shares approved in writing by all holders of all outstanding Convertible Notes) into a greater number of Common Shares, the Conversion Price then in effect shall, concurrently with the effectiveness of such event, be decreased in proportion to the percentage increase in the outstanding number of Common Shares. In the event the outstanding Common Shares shall be decreased by a reverse share split, combination, consolidation, or other similar transaction into a smaller number of Common Shares, the Conversion Price then in effect shall, concurrently with the effectiveness of such event, be increased in proportion to the percentage decrease in the outstanding number of Common Shares.

     (b) Adjustments for Reclassification, Exchange and Substitution. If the Common Shares issuable upon conversion of the Convertible Note shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination or consolidation of shares provided for above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Convertible Note shall be convertible into, in lieu of the number of Common Shares which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of shares equivalent to the number of shares of such other class or classes of shares in the capital of the Company into which the Common Shares that would have been subject to receipt by the Noteholder upon conversion of such Convertible Note immediately before that change would have been effected.

     (c)  Adjustments on Lower Price Issuance.

          (i) If and whenever the Company shall issue any "Additional Equity Securities" (as defined below) at any time after the Issue Date for a consideration per share less than the Conversion Price in effect on the date and immediately prior to such issue or on terms more favourable to the Person receiving the Additional Equity Securities than the Conditions, then and in each such event, the Conversion Price then in effect shall be reduced, concurrently with such issue, to the price per share received by the Company pursuant to the issue of such Additional Equity Securities.

          (ii) For the purposes of Condition (B)4(c)(i), "ADDITIONAL EQUITY SECURITIES" shall mean all Equity Securities issued after the Issue Date other than:

               (I) Common Shares issued or issuable at any time upon conversion of any Convertible Securities in issue as at the Issue Date;

               (II) Equity Securities issued or issuable out of the surplus of the Company as a dividend or distribution generally to members of the Company in proportion to their holdings of Common Shares (but subject to Condition (B)2(d));

               (III) Equity Securities issued at anytime upon exercise of any rights or options to subscribe for Equity Securities where the Conversion Price in effect immediately prior to the issuance of such Equity Securities has already been adjusted as a result of and in accordance with this Condition
                    (B)4(c);

               (IV) Common Shares issued or issuable pursuant to an offer for subscription made by the Company upon a Qualified IPO;

               (V) Equity Securities issued or issuable pursuant to the consent in writing of all the members of the Company including all holders of all outstanding Convertible Notes;

               (VI) Equities Securities issued or issuable as a result of any share split or share consolidation or the like which does not affect the total amount of issued share capital in the Company provided that the Conversion Price in effect prior to the issuance of such Equity Securities has already been adjusted as a result of and in accordance with this Condition (B)4;

               (VII) any subsequent Convertible Notes issued pursuant to the
                    Subscription Agreement;

               (VIII) the number of Common Shares issued or issuable pursuant to the ESOP provided that such number of Common Shares shall not be more One Million (1,000,000) on the calculation basis set out in Condition (B)3(c); and

               (IX) Common Shares to be issued to ATS, provided that the number of Common Shares shall not exceed Seven Hundred Thousand (700,000) on the calculation basis set out in Condition
                    (B)3(c).

          (iii) For the purpose of making any adjustment to the Conversion Price as provided in paragraph (i) above, the consideration received by the Company for any issue of Additional Equity Securities shall be computed:

               (I) to the extent it consists of cash, as to the amount of cash received by the Company (before deduction of any offering expenses payable by the Company and any underwriting or similar commissions, compensation, or concessions paid or allowed by the Company negotiated on an arm's length basis by the Company with such underwriting agent) in connection with such issue;

               (II) to the extent it consists of property other than cash, at the fair market value of that property as reasonably determined in good faith by an independent valuer appointed by the Board;

               (III) if Additional Equity Securities are issued together with other stock or securities or other assets of the Company for a consideration which covers both, as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Equity Securities; and

               (IV) if Additional Equity Securities are issued in connection with any merger in which the Company is the surviving company, the amount of consideration therefor will be deemed to be the fair market value (as reasonably determined in good faith by the Board) of such portion of the net assets and business of the non-surviving company as is attributable to such Additional Equity Securities.

               If the Additional Equity Securities comprise any rights or options to subscribe for, purchase, or otherwise acquire Common Shares, or any security convertible or exchangeable into Common Shares, then, in each case, the price per share received by the Company upon new issue of such Additional Equity Securities will be determined by dividing the total amount, if any, received or receivable by the Company as consideration for the granting of the rights or options or the issue of the convertible securities, plus the minimum aggregate amount of additional consideration payable to the Company on exercise or conversion of the securities, by the maximum number of Common Shares issuable on such exercise or conversion. Such granting or issue will be considered to be an issue for cash of the maximum number of Common Shares issuable on exercise or conversion at the price per share determined hereunder, and the Conversion Price will be adjusted as above provided to reflect (on the basis of that determination) the issue. No further adjustment of such Conversion Price will be made as a result of the actual issuance of Common Shares on the exercise of any such rights or options or the conversion of any such convertible securities.

               Upon the redemption or repurchase of any such securities or the expiration or termination of the right to convert into, exchange for, or exercise with respect to, Common Shares, the Conversion Price will be readjusted to such price as would have been obtained had the adjustment made upon their issuance been made upon the basis of the issuance of only the number of such securities as were actually


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

               converted into, exchanged for, or exercised with respect to, Common Shares. If the purchase price or conversion or exchange rate provided for in any such security changes at any time, then, upon such change becoming effective, the Conversion Price then in effect will be readjusted forthwith to such price as would have been obtained had the adjustment made upon the issuance of such securities been made upon the basis of (I) the issuance of only the number of Common Shares theretofor actually delivered upon the conversion, exchange or exercise of such securities, and the total consideration received therefor, and (II) the granting or issuance, at the time of such change, of any such securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price or rate.

     (d) Adjustments for Other Distributions. Subject to Condition (B)2(d), in the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of Common Shares entitled to receive, any distribution payable in securities of the Company other than Common Shares and other than as adjusted elsewhere in this Condition (B)4, then and in each such event provision shall be made so that the Noteholder shall receive upon conversion thereof, in addition to the number of Common Shares receivable thereupon, the amount of securities of the Company which it would have received had its Convertible Note been converted into Common Shares immediately prior to such record date or on the date of such event and had it thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Condition (B)4 with respect to the rights of the Noteholder. Subject again to Condition (B)2(d), if the Company shall declare a distribution payable in securities of other Persons, evidence of indebtedness of the Company or other Persons, assets (excluding cash dividends) or options or rights not referred to in this Condition (B)4(d), the Noteholder shall be entitled to a proportionate share of any such distribution as though it were the holders of the number of Common Shares into which its Convertible Note is convertible as of the record date fixed for determination of the holders of Common Shares entitled to receive such distribution.

     (e) Guaranteed 2005 PAT. If the 2005 PAT is less than Six Million United States Dollars (US$6,000,000), the Conversion Price shall be adjusted in the following manner:

           Conversion Price   Initial Conversion          2005 PAT
          immediately after =  Price set out in   X -------------------
            the adjustment     Condition (B)3(c)    Guaranteed 2005 PAT

          For the avoidance of doubt, no adjustment to the Conversion Price shall be required where the 2005 PAT equals to or is more than Six Million United States Dollars (US$6,000,000).


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

     (f) ESOP. In the event that the total number of Common Shares issuable under the ESOP shall be less than One Million (1,000,000) on the calculation basis set out in Condition (B)3(c), the Conversion Price then in effect shall be increased in proportion to the percentage decrease in the number of enlarged share capital after taking into account of all Common Shares issuable under the ESOP.

     (g) Save as expressly provided in this Condition (B)4, there shall be no other adjustment in the Conversion Price. Exhibit (A) sets out examples of adjustments to the Conversion Price for illustration purpose only.

     (h) Extension of General Offer. So long as any Convertible Notes are outstanding and the Company becomes aware that an offer is made or an invitation is extended to all holders of Common Shares generally to acquire all or some of the Common Shares or any scheme of arrangement is proposed for that acquisition, the Company shall forthwith give notice to all holders of outstanding Convertible Notes and the Company shall use its best endeavours to ensure that there is made or extended at the same time a similar offer or invitation, or that the scheme of arrangement is extended, to each holder of Convertible Note, as if its conversion rights had been fully exercised on a date which is immediately before the record date for the offer or invitation or the scheme of arrangement at the Conversion Price applicable at that time.

     (i) No Impairment. The Company shall not, by amendment of its constitutional documents of the Company or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but shall at all times in good faith assist in the carrying out of all the provisions of this Condition (B)4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Noteholder against impairment.

     (j) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Condition
          (B)4, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and furnish to the Noteholder a certificate setting forth: (I) such adjustment or readjustment, (II) the facts upon which such adjustment or readjustment is based, (III) the applicable Conversion Price then in effect, and (IV) the number of Common Shares and the amount, if any, of other property which the Noteholder would receive upon the conversion of the Convertible Note.

     (j) Notices of Record Date. In the event that the Company shall propose at any time to:

          (i) declare any dividend or distribution upon the Common Shares or other class or series of shares, whether in cash, property, share, or other securities, and whether or not a regular cash dividend;


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

          (ii) offer for subscription pro rata to the holders of any class or series of its capital any additional shares of any class or series or other rights;

          (iii) effect any reclassification or recapitalisation of the Common Shares outstanding involving a change in the Common Shares; or

          (iv) merge or consolidate with or into any other corporation, or sell, lease, or convey all or substantially all its property, assets or business, or a majority of the capital of the Company, or to liquidate, dissolve, or wind up, then, in connection with each such event, the Company shall send to the Noteholder:

          (1) at least fourteen (14) Business Days' prior written notice of the date on which a record shall be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in subparagraphs (i) to (iv) of this Condition (B)4(j); and

          (2)  in the case of the matters referred to in subparagraphs (i) to
               (iv) of this Condition (B)4(j), at least fourteen (14) Business Days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier).

          Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the Noteholder.

5.   Redemption

     (a) Unless previously redeemed or converted as provided in these Conditions, the Noteholder has the right to require the Company to forthwith redeem all or part of the Convertible Note:

          (i) if the Company has not completed a Qualified IPO before the Maturity Date, provided that the Noteholder shall give a written notice of not less than three (3) months to the Company at the Company's notice address specified in Clause 16.1(D) of the Subscription Agreement and surrender of the certificate(s) for the Convertible Note. If the Noteholder fails or refuses to deliver to the Company the certificate(s) for the Convertible Note, the Company may retain the redemption monies until delivery of such certificate or of an indemnity in respect thereof as the Board may reasonably require and shall within three (3) Business Days thereafter pay the redemption monies to such holder. No holder of a Convertible Note shall have any claim against the Company for interest on any redemption monies so retained; or

          (ii) at any time after the occurrence of an Event of Default upon written demand from the Noteholder. The Company shall redeem the Convertible Note (or such relevant part) to which such demand relates forthwith upon receipt of such demand. Redemption of the Convertible Note upon occurrence of an Event of Default will not require the Noteholder to surrender to the Company the certificate(s) for the Convertible Note.

     (b) Upon written consent of all holders of all outstanding Convertible Notes, the Company may redeem all or any portion of the then outstanding principal, interest or other payment due under this Convertible Note, before the Maturity Date.

     (c) The redemption monies in respect of the Convertible Note (or the relevant part thereof) comprise of:

          (i)  the principal amount so redeemed;

          (ii) arrears of interest, special interest and extraordinary interest accrued in accordance with Condition (B)2;

          (iii) any outstanding amount payable in respect of the Convertible Note (or the relevant part thereof); and

          (iii) a premium:

               (I)  in the case of a redemption under Condition (B)5(a)(i) or
                    (B)5(b), of such amount that would give the Noteholder an internal rate of return of ten per cent. (10%) per annum in respect of the principal amount, all paid and unpaid interest, special interest and extraordinary interest accrued under Condition (B)2 in respect of the Convertible Note (or the relevant part thereof) to be redeemed for the period from the Issue Date up to and including the date of full repayment of redemption monies; and

               (II) in the case of a redemption under Condition (B)5(a)(ii), of such higher amount of:

                    (1) such amount that would give the Noteholder an internal rate of return of twelve per cent. (12%) per annum in respect of the principal amount, all paid and unpaid interest, special interest and extraordinary interest accrued under Condition (B)2 in respect of the Convertible Note (or the relevant part thereof) to be redeemed for the period from the Issue Date up to and including the date of full repayment of redemption monies; and


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

                    (2) assuming full conversion of all Convertible Notes held by all holders thereof, the proportional share of the Group's total market value as represented by the Shares into which the principal so redeemed might convert. For such purpose, the Group's total market value shall be determined as a going concern by an independent professional valuer that has experience determining value of businesses similar to those of the Group. The independent valuer shall be appointed upon the approval of both the Company and the Noteholder, and whose costs and expenses relating to the valuation of the Group shall be borne solely by the Company.

     (d) The Convertible Note (or such portion thereof) so redeemed shall be cancelled and may not be re-issued.

6.   Transferability

     (a) The Noteholder may transfer the whole or part of the rights in respect of this Convertible Note, provided that (without prejudice to any right of co-sale of the Noteholder):

          (I) the Noteholder shall first negotiate with the Founder on terms of the intended transfer before entering into agreement on the transfer if the transfer is intended to be made any other Person not being an Affiliate of the Noteholder;

          (II) the transfer will not be subject to or will be exempted from the prospectus and registration requirements under the Ontario Securities Act; and

          (III) the transferee shall have executed and delivered to the Company, as a condition precedent to any such transfer, a joinder agreement in form and substance satisfactory to the Company and all holders of Convertible Notes under which the transferee undertakes to be bound by certain provisions of the Subscription Agreement and the Investment Agreement, including without limiting the generality of the forgoing the obligation to first negotiation with the Founder on terms of any subsequent intended transfer by such transferee.

          For the avoidance of doubt, the Noteholder may transfer the Convertible Note to (i) any Person apart from the Founder where no agreement has been reached between the Noteholder and the Founder on the intended transfer within reasonable time or (ii) any of its Affiliates.

     (b) Title to this Convertible Note passes only upon the cancellation of the existing certificate and the issue of a new certificate (or new certificates in the case of a transfer of part of this Convertible
          Note) in accordance with Condition (B)6(c).


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

     (c) In relation to any transfer of this Convertible Note permitted under or otherwise pursuant to this Condition (B)6:

          (i) this Convertible Note may be transferred by execution of a form of transfer as specified by the Board under the hands of the transferor and the transferee (or their duly authorised representatives) or, where either the transferor or transferee is a corporation, executed by a duly authorised officer or director thereof. In this Condition, a "transferor" shall, where the context permits or requires, includes joint transferors and shall be construed accordingly; and

          (ii) save for loss destruction, the certificate(s) for this Convertible Note must be delivered for cancellation to the Company accompanied by (a) a duly executed transfer form; (b) in the case of the execution of the transfer form on behalf of a corporation by its officers or directors, the authority of that person or those persons to do so. The Company shall, within three
               (3) Business Days of receipt of such documents from the Noteholder, cancel the existing certificate for this Convertible Note and issue a new certificate for this Convertible Note (or new certificates in the case of a transfer of part of this Convertible Note) under the seal of the Company and the Founder, in favour of the transferee.

7.   Events of Default

     Any of the following shall constitute an "Event of Default":

     (a) if the Company fails to pay any amount principal or interest on the due date under these Conditions, the Subscription Agreement or the Transaction Documents and such default is not remedied within seven
          (7) Business Days of the due date;

     (b) if any Group Company or the Founder is in material default in the due performance of any other of its/his covenants or obligations to the Noteholder under these Conditions, the Subscription Agreement or the Transaction Documents and such default remains not remedied for seven
          (7) Business Days after written notice thereof has been given to the Company or such other defaulting party by the Noteholder;

     (c) save as stated or referred to in the Disclosure Letter, if any representation or warranty made by the Company or the Founder in the Subscription Agreement or the Transaction Documents is or would be materially incorrect, misleading or untrue;

     (d) if any Group Company (or, to the extent applicable, the Founder) takes any corporate action or other steps are taken or legal proceedings are started or threatened to start for its winding-up, dissolution, administration or re-organisation (apart from the Re-organisation) (whether by way of voluntary arrangement, creditors' actions or otherwise) or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, security trustee or similar officer of it or of any or all of its revenues and assets, without the prior written consent of all shareholders of the Company and all holders of all the outstanding Convertible Notes;

     (e) if any Group Company (or, to the extent applicable, the Founder) is dissolved and/or wound-up in any way or ceases or attempts to cease its activities or a major part thereof, or if any Group Company has discontinued or materially changed the nature of its business, or if any Group Company merges or consolidates with any other company or legal entity without the prior written consent of all shareholders of the Company and all holders of all outstanding Convertible Notes;

     (f) if there is, or is proposed or agreed to be, a change in Control in any of the Group Company without the prior written consent of all shareholders of the Company and all holders of all outstanding Convertible Notes;

     (g) if the Founder is in material default of any of his/its covenants or obligations under the Investment Agreement;

     (h) if the Company fails to deliver to each Investor on or before 31 January 2006 the Satisfactory Audited Reports in accordance with Clause 3.2(A) of the Subscription Agreement;

     (i) if all or a material part of the properties or rights or interests of any Group Company or the Founder are nationalised or expropriated;

     (j) if there is, or is proposed or agreed to be, any transfer of all or substantially all of the assets of any Group Company or the Founder without the prior written consent of all shareholders of the Company and all holders of all outstanding Convertible Notes;

     (k) if any Group Company or the Founder is unable to pay its/his debts as they fall due, commences negotiations with any one or more of its/his creditors with a view to the general readjustment or rescheduling of its/his indebtedness or makes a general assignment for the benefit of or a composition with its/his creditors;

     (l) if at any time it is or becomes unlawful for any Group Company or the Founder to perform or comply with any or all of its obligations under these Conditions, the Subscription Agreement or the Transaction Documents, or any of the obligations of any Group Company or the Founder under these Conditions, the Subscription Agreement or the Transaction Documents cease to be legal, valid, binding and enforceable;

     (m) if any Group Company or the Founder repudiates the Subscription Agreement or any of the Transaction Documents or does or causes to be done any act or thing evidencing an intention to repudiate the Subscription Agreement or any of the Transaction Documents;

     (n) if any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any material part of, the property, undertaking or assets of any Group Company;

     (o) if any of the Group Company fails to obtain all necessary Governmental Approvals to own its assets and to carry on its businesses, or any of such Governmental Approvals is not valid or is subject to any suspension, cancellation or revocation;

     (p) if the Founder or a company or corporation wholly Controlled by the Founder is no longer the largest Shareholder of the Company without the prior written consent from all holders of all outstanding Convertible Notes and holders of Shares issued upon conversion of Convertible Notes; or

     (q) if the proceeds of the Subscription Price is not used for the purpose stated in Clause 2.4 of the Subscription Agreement;

     (r) if any event occurs which under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in the foregoing paragraphs; or

     (s)  if any Group Company fails to comply with any Applicable Law.

8.   Guarantee

     (a)  The Founder irrevocably and unconditionally:

          (i) guarantees to the Noteholder punctual and due performance by the Company of all its obligations under the Convertible Note from time to time and the due payment and discharge of all such sums of money and liabilities expressed to be due, owing or incurred or payable and unpaid by the Company to the Noteholder pursuant to the Subscription Agreement and these Conditions from time to time or as a result of any breach thereof (including all reasonable expenses, including legal fees and Taxes incurred by the Noteholder in connection with any of the above);

          (ii) undertakes with the Noteholder that whenever the Company does not pay any amount when due under or in connection with the Convertible Note, he shall immediately on demand pay that amount as if he was the principal obligor; and

          (iii) indemnifies the Noteholder immediately on demand against any cost, loss or liability suffered by the Noteholder if any obligation guaranteed by him (or anything which would have been an obligation if not unenforceable, invalid or illegal) is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which the Noteholder would otherwise have been entitled to recover.

     (b) This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by the Company under the Convertible Note, regardless of any intermediate payment or discharge in whole or in part.

     (c) If any payment to the Noteholder (whether in respect of the obligations of the Company or any security for those obligations or otherwise) is avoided or reduced for any reason including, without limitation, as a result of insolvency, breach of fiduciary or statutory duties or any similar event:

          (i) the liability of the Company shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

          (ii) the Noteholder shall be entitled to recover the value or amount of that security or payment from the Founder, as if the payment, discharge, avoidance or reduction had not occurred.

     (d) The obligations of the Founder under this Condition (B)8 will not be affected by an act, omission, matter or thing which, but for this Condition, would reduce, release or prejudice any of its obligations under this Condition (without limitation and whether or not known to the Noteholder) including:

          (i) any time, waiver or consent granted by the Noteholder or other Person;

          (ii) the release of the Company or any other Person under the terms of any composition or arrangement with any creditor of any member of the Group;

          (iii) any lack of power, authority or legal personality of or dissolution or change in the members or status of the Company;

          (iv) any amendment (however fundamental) or replacement of the Convertible Note;

          (v) any unenforceability, illegality or invalidity of any obligation of any Person under the Convertible Note; and

          (vi) any bankruptcy, insolvency or similar proceedings.

     (e) The Founder hereby subordinates to the Noteholder any right he may have of first requiring the Noteholder (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any Person before claiming from the Founder under this Condition (B)8 except to preserve any such claim. This waiver applies irrespective of any law or any provision of the Convertible Note to the contrary.

     (f) This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Noteholder.

     (g) Without prejudice to the Noteholder's rights against the Company, the Founder shall be deemed a principal obligor in respect of his obligations under this guarantee and not merely a surety and, accordingly, the Founder shall not be discharged nor shall his liability hereunder be affected by any act or thing or means whatsoever by which such liability would have been discharged or affected if the Founder had not been a principal obligor.

     (h) Until all moneys, obligations and liabilities (including contingent obligations and liabilities) due, owing or incurred by the Company under the Convertible Note have been paid or discharged in full, the Founder waives all rights of subrogation and indemnity against the Company and agrees not to claim any set-off or counterclaim against the Company or to claim to prove in competition with the Noteholder in the event of the bankruptcy, insolvency or liquidation of the Company.

     (i) All sums payable under this guarantee shall be paid in full without set-off or counterclaim and free and clear of and without deduction of or withholding for or on account of any present or future Taxes, duties and/or other charges.

9.   Payment and Taxation

     (a) All payments in respect of the Convertible Note will be made without withholding or deduction of or on account of any present or future Taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the government of Hong Kong, Canada or any authority therein or thereof having power to tax unless the withholding or deduction of such Taxes, duties, assessments or governmental charges is required by law. In that event, the Company or the Founder (as the case may be) will pay such additional amounts as may be necessary in order that the net amounts received by the Noteholder after such withholding or deduction shall equal the respective amounts receivable in respect of the Convertible Note in the absence of such withholding or deduction.

     (b) All payments to the Noteholder shall be made in United States Dollars (or another currency as the Noteholder may otherwise specify in writing), not later than 4:00 p.m. (Hong Kong time) on the due date, by remittance to such bank account as the Noteholder may notify from time to time.

     (c) If the due date for payment of any amount in respect of the Convertible Note is not a Business Day, the Noteholder shall be entitled to payment on the next following Business Day in the same manner but shall not be entitled to be paid any interest in respect of any such delay.

     (d) The Company shall pay any and all issue and other Taxes (other than income taxes) that may be payable in respect of any issue or delivery of Common Shares on conversion of the Convertible Note, provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer of the Convertible Note (or rights attached thereto) requested by the Noteholder.

10.  Replacement certificate

     If the certificate for this Convertible Note is lost or mutilated, the Noteholder shall forthwith notify the Company and a replacement certificate for this Convertible Note shall be issued if the Noteholder provides the Company with (i) a declaration by the Noteholder or its officer or director that this Convertible Note had been lost or mutilated (as the case may be) or other evidence that the certificate for this Convertible Note had been lost or mutilated; and (ii) an appropriate indemnity in such form and content as the Board may reasonably require. The certificate for this Convertible Note which has been replaced in accordance with this Condition
     (B)10 shall forthwith be cancelled.

                                      * * *

Exhibit (A) to the Conditions of Convertible Note

                               Scenario 1           Scenario 2           Scenario 3           Scenario 4           Scenario 5
                          -------------------  -------------------  -------------------  -------------------  -------------------
                                                                        If the Note                             If Common Shares
                                                                        Options are                              subject to the
                             Original Plan                           exercised but are      If more Common     ESOP are less than
                                 as per         If no Note Options     reduced by the     Shares are issued    10% of the issued
                           Condition (B)3(c)      are exercised           Company               to ATS           share capital
                          -------------------  -------------------  -------------------  -------------------  -------------------
Founder and
   Executives (Note 1)..    5,668,421   56.68%   5,668,421   56.68%   5,668,421   56.68%   5,668,421   53.68%   5,668,421   58.68%
New Commons Shares
   issued to the
   Founder and
   Executive (Note 2)...                           506,073    5.06%     253,036    2.53%
ATS.....................      700,000    7.00%     700,000    7.00%     700,000    7.00%   1,055,882   10.00%     676,143    7.00%
ESOP....................    1,000,000   10.00%   1,000,000   10.00%   1,000,000   10.00%   1,055,882   10.00%     772,735    8.00%
Investors...............    2,631,579   26.32%   2,125,506   21.26%   2,378,543   23.79%   2,778,638   26.32%   2,541,893   26.32%
                          -----------  ------  -----------  ------  -----------  ------  -----------  ------  -----------  ------
Total...................   10,000,000  100.00%  10,000,000  100.00%  10,000,000  100.00%  10,558,823  100.00%   9,659,193  100.00%

Valuation...............  $49,400,000          $49,400,000          $49,400,000          $49,400,000          $49,400,000
Investment..............  $13,000,000   26.32% $10,500,000   21.26% $11,750,000   23.79% $13,000,000   26.32% $13,000,000   26.32%
Conversion Price........  $    4.9400          $    4.9400          $    4.9400          $    4.6786          $    5.1143

                                                                                                               Adjustment upwards
                                                                                                                if Common Shares
                                                                                              Adjustment      subject to the ESOP
                                                                                          downwards if more    are less than 10%
ADJUSTMENT TO                                     No adjustment        No adjustment      Common Shares are   of the issued share
   CONVERSION PRICE.....          N/A                required             required          issued to ATS       capital (Note 3)

Notes:

(1) Such number of Common Shares held by the Founder and/or a corporation wholly Controlled by him and Common Shares which will be transferred to the Executives contemplated in the Investment Agreement.

(2) New Commons Shares may be issued to the Founder and/or the Executives upon consent of all members of the Company and holder of Convertible Notes as per Condition (B)4(c)(ii)(V) in order to keep the total number of Common Shares at 10,000,000 (on a Full-Dilute Basis). Alternatively, the number of Common Shares to be issued to ATS and under ESOP may be reduced to keep the shareholding percentages amongst the Parties the same.

(3) Although the Conversion Price is adjusted upwards, the Founder and the Company are still to ensure that the total number of (i) Common Shares subject to options granted under the ESOP and (ii) Common Shares Transferred to the Executives contemplated in the Investment Agreement shall, at any time, not be less than 10% of the total Common Shares in the enlarged share capital of the Company calculated on a Fully-Diluted Basis at 31 March 2006.

                                   SCHEDULE 6

                FORM OF INDEMNITY DEED FOR AN INVESTOR'S DIRECTOR

THIS DEED is made on the ___________ day of _______ by Canadian Solar Inc. (the "COMPANY") in favour of [name of the director] (the "DIRECTOR").

Terms used herein shall have the same meanings as defined in the Subscription Agreement dated [date] between, among others, the Company and HSBC HAV2 (III) Limited, unless the context otherwise requires.

NOW THIS DEED WITNESSES as follows:

1. In consideration of the Director agreeing to act as a director of [the Company] / [name of the subsidiary, a subsidiary of the Company], subject to the Applicable Law and the Company's Articles of Incorporation, By-Laws, and any unanimous shareholder agreement, the Company hereby agrees to indemnify the Director, to the fullest extent permitted by laws, from and against all liabilities, damages, actions, suits, proceedings, claims, costs, charges and expenses suffered or incurred by or brought or made against such Director as a result of any act, matter or thing done or omitted to be done by him/her in good faith in the course of his/her acting as a director of [the Company] / [name of the subsidiary] unless:-

     (A) such liability is a result of the gross negligence or wilful default of the Director; or

     (B) such Director have already been fully indemnified in respect of such liabilities, damages, actions, suits, proceedings, claims, costs, charges and expenses by a separate insurance policy taken out by the Company.

2. The Director hereby accepts the appointment as a director of [the Company] / [name of the subsidiary] and so long as he continues to be a director of [the Company] / [name of the subsidiary], the Director shall, within the limits imposed by law and ethics, exercise all functions required by the Company's Articles of Incorporation, By-Laws and any unanimous shareholder agreement in relation to the Company, honestly and in good faith with a view to the best interests of [the Company] / [name of the subsidiary] and in connection therewith, and the Director shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

3. The Company hereby represents and warrants that it has all requisite power and authority to enter into and to perform this Deed and this Deed constitutes a valid, binding and enforceable obligation of the Company in accordance with its terms.

4. Each reference herein to any party shall be deemed to include his or her or its (as the case may be) heirs, executors, administrators, legal representatives, successors and assigns.

5. The provisions of this Deed may be enlarged, modified, altered, waived, discharged or terminated only by an instrument in writing executed by all of the parties hereto.

6. This Deed shall terminate on the date on which the Director ceases to be a director of any of the Company and its subsidiaries; provided however that the rights and obligations of each party shall survive and continue in full force and effect with respect to any matter arising up to the date of termination of this Deed, whether or not any demand, claim, proceeding or action is asserted, made or instituted after such date.

7. This Deed shall be governed by the laws of the Hong Kong Special Administrative Region of the People's Republic of China.

IN WITNESS WHEREOF the parties hereto have executed this Deed as of the date hereinabove mentioned.

The Common Seal of                )
CANADIAN SOLAR INC.               )
was affixed hereto                )
in the presence of:-              )


SIGNED, SEALED and DELIVERED by   )
[THE DIRECTOR]                    )
in the presence of:-              )

                                   SCHEDULE 7

                   FORM OF THE ACCREDITED INVESTOR CERTIFICATE

                         ACCREDITED INVESTOR CERTIFICATE

1. The Subscriber represents, warrants and certifies to the Corporation and the Agent as at the date of this Certificate and as at the Closing Time that:
[Initial or check only one of boxes I (a) (b) or (c)];

     [ ] (a) The Subscriber is an "accredited investor" and is purchasing the securities as principal for its own account and not for the benefit of any other person, and it is purchasing for investment only and not with a view to resale or distribution and no other person, corporation, firm or other organization has a beneficial interest in the securities; or

     [ ] (b) The Subscriber is purchasing the securities as agent for a "Disclosed Principal", and the Disclosed Principal is an "accredited investor" purchasing as principal for its own account, and not for the benefit of any other person, and is purchasing for investment only and not for a view to resale or distribution; or

     [ ]  (c)  The Subscriber is a person described in paragraph (p) or (q) of section 2 below and is purchasing the securities on behalf of one or more fully managed accounts.

2. IF YOU OR THE DISCLOSED PRINCIPAL ARE AN "ACCREDITED INVESTOR "PURCHASING PURSUANT TO (A) OR (B) ABOVE , CHECK OR INITIAL THE BOXES THAT APPLY TO YOU OR SUCH DISCLOSED PRINCIPAL SITUATION:

     [ ]  (a)  a Canadian financial institution, or a Schedule III bank;

     [ ]  (b)  the Business Development Bank of Canada incorporated under the
               Business Development Bank of Canada Act (Canada);

     [ ] (c) a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

     [ ] (d) a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

     [ ] (e) an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

     [ ] (f) the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

     [ ] (g) a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scolaire de Tile de Montreal or an intermunicipal management board in Quebec;

     [ ] (h) any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

     [ ] (i) a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

     [ ] (j) an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

     [ ] (k) an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

     [ ] (l) an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

     [ ] (m) a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

     [ ] (n) an investment fund that distributes or has distributed its securities only to

               (i) a person that is or was an accredited investor at the time of the distribution;

               (ii) a person that acquires or acquired securities in the
                    circumstances referred to in section 2.10 of NI 45-106 (Minimum amount investment), and section 2.19 of NI 45-106 (Additional investment in investment funds) or

               (iii) a person described in paragraph (i) or (ii) above that acquires or acquired securities under section 2,18 of NI 45-106 (Investment fund reinvestment)',

     [ ] (o) an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt;

     [ ] (p) a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

     [ ] (q) a person acting on behalf of a fully managed account managed by that person, if that person

               (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

               (ii) in Ontario is purchasing a security that is not a security of an investment fund;

     [ ] (r) a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an advisor registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

     [ ] (s) an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

     [ ] (t) a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors;

     [ ] (u) an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

     [ ] (v) a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as

               (i)  an accredited investor, or

               (ii) an exempt purchaser in Alberta or British Columbia and the person has provided the Corporation and the Agent with evidence of such recognition or designation.

                                  CERTIFICATION

The foregoing certificate is true and accurate as of the date hereof and will be true and accurate as of the Closing Time. If any representation or warranty shall not be true and accurate prior to the Closing Time, the undersigned agrees to give immediate written notice of that fact to the Corporation and the Agent.

The undersigned has executed this Certificate as of the _______ day of ________, 2005.

If a Corporation, Partnership or        If an Individual:
Other Entity:


-------------------------------------   ----------------------------------------
Name of Entity                          Signature

-------------------------------------   ----------------------------------------
Type of Entity                          Name of Individual

-------------------------------------
Name of Signing Person

-------------------------------------
Title of Person Signing

                                   SCHEDULE 8

                        FORM OF THE INVESTMENT AGREEMENT

The Common Seal of                      )
CANADIAN SOLAR INC.                     ) /s/
was affixed hereto                      )
in the presence of:-                    ) /s/

SIGNED by                               )
for and on behalf of                    ) /s/
HSBC HAV2 (III) LIMITED                 )
in the presence of:-                    )

SIGNED by                               )
for and on behalf of                    )
JAFCO ASIA TECHNOLOGY FUND II           ) /s/
in the presence of:- /s/                )

SIGNED, SEALED and DELIVERED            )
as a Deed by                            )
QU XIAO HUA                             ) /s/
in the presence of:-                    ) /s/

The Seal of                             ) /s/
(Chinese Characters)                    ) /s/
[company seal of CSI Solartronics
(Changshu) Co., Ltd.]

(CSI SOLARTRONICS CO., LTD.)            )
was affixed hereto                      ) /s/
in the presence of:-                    ) /s/
[company seal of CSI
Solartronics Co., Ltd.]

The Seal of                             )
(Chinese Characters)                    )
(CSI SOLAR TECHNOLOGIES INC.)           ) /s/
was affixed hereto                      ) /s/
in the presence of:-                    )
[company seal of CSI Solar
Technologies Inc.]

The Seal of                             )
(Chinese Characters)                    )
(CSI SOLAR MANUFACTURING INC.)          ) /s/
was affixed hereto                      ) /s/
in the presence of:-                    )
[company seal of CSI Solar
Manufacturing Inc.]

                 Supplemental Agreement dated February 28, 2006

                                                                  EXECUTION COPY

     THIS SUPPLEMENTAL AGREEMENT (this "AGREEMENT") is entered into as of February 28, 2006 by and among:

(1) CANADIAN SOLAR INC., a corporation incorporated under the laws of the Province of Ontario, Canada with its registered office at 4056 Jefton Crescent, Mississauga, Ontario, Canada L5L 1Z3 (the "COMPANY");

(2) HSBC HAV 2 (III) LIMITED, a company incorporated in the Cayman Islands with its registered office at 2nd Floor, Strathvale House, North Church Street, George Town, Grand Cayman, Cayman Islands (the "FUNDS");

(3) JAFCO ASIA TECHNOLOGY FUND II, a Cayman Islands exempted company with its registered office at PO Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands ("JAFCO");

(4) MR. QU XIAO HUA, holder of Canadian Passport Number BC289772 and whose residential address being at 4056 Jefton Crescent, Mississauga, Ontario, Canada L5L 1Z3 (the "FOUNDER");

(5) (Chinese Characters) (CSI SOLARTRONICS CO., LTD.), a company established in the People's Republic of China with its registered office at (Chinese Characters) (Yangyuan Industrial Park, Changshu, Jiangsu Province 215562, the People's Republic of China) ("SOLARTRONICS");

(6) (Chinese Characters) (CSI SOLAR TECHNOLOGIES INC.), a company established in the People's Republic of China with its registered office at (Chinese Characters) 209 (Chinese Characters) C6017 (Chinese Characters) (Suite C6017, China Suzhou Pioneering Park for Overseas Chinese Scholars, No. 209, Zhuyuan Road, Suzhou New & Hi-Tech District, Jiangsu Province 215011, the People's Republic of China) ("SOLAR TECHNOLOGIES"); and

(7) (Chinese Characters) (CSI SOLAR MANUFACTURING INC.), a company established in the People's Republic of China with its registered office at (Chinese Characters) (Building A6, Export Processing Zone, Suzhou New & Hi-Tech District, Jiangsu Province 215151, the People's Republic of China) ("SOLAR MANUFACTURING").

     The Funds and JAFCO shall be referred to collectively as the "INVESTORS" and individually as an "INVESTOR". Solartronics, Solar Technologies and Solar Manufacturing shall be referred to collectively as the "PRC SUBSIDIARIES" and individually as a "PRC SUBSIDIARY".

     WHEREAS, the Company, the PRC Subsidiaries, the Founder, the Funds and JAFCO are parties to a Subscription Agreement dated as of 16 November 2005 (the "SUBSCRIPTION AGREEMENT"), pursuant to which the Investors agreed to subscribe, and the Company agrees to issue to the Investors the Convertible Notes (as defined in the

Subscription Agreement) up to an aggregate principal amount of US$10,500,000, in accordance with and subject to the terms set out in the Subscription Agreement and the Conditions (as defined in the Subscription Agreement).

     WHEREAS, the Subscription Agreement contemplated the Second Tranche Subscription, subject to the terms and conditions thereof.

     WHEREAS, the obligation of the Investors to complete the Second Tranche Subscription is conditional upon satisfaction of certain conditions, one of which being the delivery of the Satisfactory Audit Reports by the Company to each of the Investors on or before 31 January 2006.

     WHEREAS, in order to focus on the preparation of the proposed listing of the Shares (or any other security) of the Company scheduled to occur in the third quarter of 2006, the Company has delayed the delivery of the Satisfactory Audit Report and has requested to extend the deadline for delivering the Satisfactory Audit Report from January 31, 2006 to a later date and desires to extend the deadline for Second Tranche Subscription to a date later than February 28, 2006.

     WHEREAS, in order to facilitate the Second Tranche Subscription , as set forth herein, the Parties are desirous of modifying certain terms in the Subscription Agreement on the terms and subject to the conditions set forth herein.

     WHEREAS, the Founder entered into Share Pledging Agreements.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

SECTION 1. AMENDMENT OF SUBSCRIPTION AGREEMENT

1.1 The second paragraph of Clause 2.2 of the Subscription Agreement is hereby amended in its entirety to read as follows:

     "PURSUANT TO A NOTE OPTION, THE RELEVANT INVESTOR SHALL HAVE THE RIGHT, WHICH MAY BE EXERCISED IN WHOLE BUT NOT IN PART, AT ANY TIME DURING THE PERIOD FROM THE SECOND COMPLETION DATE TO MAY 31, 2006, TO SUBSCRIBE FOR CONVERTIBLE NOTES OF THE PRINCIPAL AMOUNT SET OPPOSITE ITS NAME ABOVE."

1.2 The first sentence of Clause 3.5 of the Subscription Agreement is hereby amended in its entirety to read as follows:

     "THE COMPANY SHALL USE ALL REASONABLE ENDEAVOURS TO PROCURE THAT THE CONDITIONS SET OUT IN CLAUSE 3.2 ARE SATISFIED ON OR BEFORE APRIL 15, 2006".

1.3 The first paragraph of Clause 4.2 of the Subscription Agreement is hereby amended in its entirety to read as follows:

     "SUBJECT TO CLAUSE 3, SECOND COMPLETION SHALL TAKE PLACE ON THE SIXTH (6TH) BUSINESS DAY AFTER ALL OF THE CONDITIONS SET OUT IN CLAUSE 3.2 HAVE BEEN FULLY SATISFIED, OR IF NOT ALL OF THE CONDITIONS ARE SATISFIED, AFTER SUCH CONDITIONS HAVE

     BEEN WAIVED BY ALL OF THE INVESTORS IN WRITING. THE SECOND COMPLETION SHALL OCCUR ON OR BEFORE MAY 15, 2006, OR SUCH OTHER LATER DATE AS THE COMPANY AND ALL INVESTORS MAY AGREE IN WRITING, AT A PLACE AS THE COMPANY AND THE INVESTORS MAY AGREE, WHEN ALL OF THE FOLLOWING BUSINESS SHALL BE TRANSACTED SIMULTANEOUSLY".

SECTION 2. AMENDMENTS TO THE SHARE PLEDGING AGREEMENTS

2.1. The last sentence of Section 4 of each Share Pledging Agreement is hereby amended in its entirety to read as follows:

     "THE PLEDGEE ACKNOWLEDGES THAT IN THE EVENT THAT THE SATISFACTORY AUDIT REPORT IS DELIVERED AFTER JANUARY 31, 2006 BUT ON OR BEFORE APRIL 15, 2006, THE PLEDGEE SHALL NOT DECLARE AN "EVENT OF DEFAULT" UNDER CONDITION B7(H) AS SET OUT IN CONDITIONS OF CONVERTIBLE NOTE."

2.2 Section 7 of each Share Pledging Agreement is hereby amended in its entirety to read as follows:

     "IF (A) CSI DELIVERS TO THE PLEDGEE THE SATISFACTORY AUDIT REPORTS ACCORDING TO SECTION 4; (B) CSI FAILS TO DELIVER SUCH SATISFACTORY AUDIT REPORTS ACCORDING TO SECTION 4 BUT THE PLEDGEE DOES NOT DELIVER ANY NOTICE OF REDEMPTION REFERRED TO IN SECTION 4 ON OR BEFORE MAY 15, 2006; OR (C) CSI FAILS TO DELIVER SUCH SATISFACTORY AUDIT REPORTS ACCORDING TO SECTION 4 BUT REDEEMS THE CONVERTIBLE NOTES WITHIN TWO (2) MONTHS FROM THE DATE ON WHICH CSI RECEIVES THE PLEDGEE'S NOTICE OF REDEMPTION, THEN THE PLEDGEE SHALL BE REQUIRED TO DELIVER UP TO THE PLEDGOR THE PLEDGED SHARES AND UPON SUCH DELIVERY TO THE PLEDGOR THIS SHARE PLEDGING AGREEMENT SHALL BE TERMINATED AND OF NO FURTHER FORCE OR EFFECT. FOR THE AVOIDANCE OF DOUBT, THE TERMINATION OF THIS SHARE PLEDGING AGREEMENT SHALL NOT AFFECT ANY RIGHTS OF THE PLEDGEE UNDER THE TRANSACTION DOCUMENTS.".

SECTION 3. AMENDMENTS TO THE CERTIFICATE FOR THE CONVERTIBLE NOTES AND THE CONDITIONS

3.1 Condition (B)7(h) of the Certificate for the Convertible Notes and the Conditions is hereby amended in its entirety to read as follows:

     "(H) IF THE COMPANY FAILS TO DELIVER TO EACH INVESTOR ON OR BEFORE APRIL 15, 2006 THE SATISFACTORY AUDITED REPORTS IN ACCORDANCE WITH CLAUSE 3.2(A) OF THE SUBSCRIPTION AGREEMENT;".

SECTION 4. MISCELLANEOUS

4.1 Definitions and Interpretation. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given them in the Subscription Agreement.

4.2 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No party to this Agreement shall assign any of its rights hereunder without the written consent of the other parties.

4.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

4.4 Survival. All other provisions of the Subscription Agreement (including the definitions, Schedules and Disclosure Letter) and the Share Pledging Agreements which are not specifically amended pursuant to Section 1 or
     Section 2, as the case may be, of this Agreement shall survive this Agreement and continue in full force and effect.

4.5 Entire Agreement; Conflict. The Transaction Documents, as amended by this Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, of the parties with respect to the subject matter of such documents. In the event of any conflict or inconsistency between the Subscription Agreement or the Share Pledging Agreements on the one hand, and this Agreement on the other hand, the terms of this Agreement shall prevail.

4.6 Governing Law. This Agreement is governed by and shall be construed in accordance with the laws of Hong Kong.

                               (Signatures Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

The Common Seal of                      )
CANADIAN SOLAR INC.                     ) /s/
was affixed hereto                      ) /s/
in the presence of:-                    )

SIGNED, SEALED and DELIVERED            )
as a Deed by                            ) /s/
QU XIAO HUA                             ) /s/
in the presence of:-                    )


The Seal of                             )
(Chinese Characters)                    )
(CSI SOLARTRONICS CO., LTD.)            ) /s/
was affixed hereto                      ) /s/
in the presence of:-                    )
[Company seal of CSI Solartronics Co.,
Ltd.]


The Seal of                             )
(Chinese Characters)                    )
(CSI SOLAR TECHNOLOGIES INC.)           ) /s/
was affixed hereto                      ) /s/
in the presence of:-                    )
[Company seal of CSI Solar
Technologies Inc.]


The Seal of                             )
(Chinese Characters)                    )
(CSI SOLAR MANUFACTURING INC.)          ) /s/
was affixed hereto                      ) /s/
in the presence of:-                    )
[Company seal of CSI Solar
Manufacturing Inc.]

SIGNED by                               )
for and on behalf of                    ) /s/
HSBC HAV2 (III) LIMITED                 ) /s/
in the presence of:-                    )


SIGNED by                               )
for and on behalf of                    ) /s/
JAFCO ASIA TECHNOLOGY FUND II           ) /s/
in the presence of:-                    )

                   Supplemental Agreement dated March 29, 2006

                                                                  EXECUTION COPY

     THIS SUPPLEMENTAL AGREEMENT (this "SUPPLEMENTAL AGREEMENT") is entered into as of March 29, 2006 by and among:

(1) CANADIAN SOLAR INC., a corporation incorporated under the laws of the Province of Ontario, Canada with its registered office at 4056 Jefton Crescent, Mississauga, Ontario, Canada L5L 1Z3 (the "COMPANY");

(2) HSBC HAV 2 (III) LIMITED, a company incorporated in the Cayman Islands with its registered office at 2nd Floor, Strathvale House, North Church Street, George Town, Grand Cayman, Cayman Islands (the "FUNDS");

(3) JAFCO ASIA TECHNOLOGY FUND II, a Cayman Islands exempted company with its registered office at PO Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands ("JAFCO");

(4) MR. QU XIAO HUA, holder of Canadian Passport Number BC289772 and whose residential address being at 4056 Jefton Crescent, Mississauga, Ontario, Canada L5L 1Z3 (the "FOUNDER");

(5) (Chinese Characters) (CSI SOLARTRONICS CO., LTD.), a company established in the People's Republic of China with its registered office at (Chinese Characters) (Yangyuan Industrial Park, Changshu, Jiangsu Province 215562, the People's Republic of China) ("SOLARTRONICS");

(6) (Chinese Characters) (CSI SOLAR TECHNOLOGIES INC.), a company established in the People's Republic of China with its registered office at (Chinese Characters) 209 (Chinese Characters) C6017 (Chinese Characters) (Suite C6017, China Suzhou Pioneering Park for Overseas Chinese Scholars, No. 209, Zhuyuan Road, Suzhou New & Hi-Tech District, Jiangsu Province 215011, the People's Republic of China) ("SOLAR TECHNOLOGIES"); and

(7) (Chinese Characters) (CSI SOLAR MANUFACTURING INC.), a company established in the People's Republic of China with its registered office at (Chinese Characters) (Building A6, Export Processing Zone, Suzhou New & Hi-Tech District, Jiangsu Province 215151, the People's Republic of China) ("SOLAR MANUFACTURING").

     The Funds and JAFCO shall be referred to collectively as the "INVESTORS" and individually as an "INVESTOR". Solartronics, Solar Technologies and Solar Manufacturing shall be referred to collectively as the "PRC SUBSIDIARIES" and individually as a "PRC SUBSIDIARY".

     WHEREAS, the Company, the PRC Subsidiaries, the Founder, the Funds and JAFCO are parties to a Subscription Agreement dated as of November 16, 2005, as amended on February 28, 2006, (the "SUBSCRIPTION AGREEMENT"), pursuant to which the Investors agreed to subscribe, and the Company agreed to issue to the Investors the Convertible Notes (as defined in the Subscription Agreement) up to an aggregate principal amount of US$10,500,000 together with the granting of options (the "NOTES OPTION") to the Investors to acquire additional Convertible Notes up to an aggregate principal amount of $2,500,000, in accordance with and subject to the terms set out in the Subscription Agreement and the Conditions (as defined in the Subscription Agreement).

     WHEREAS, on November 30, 2005, pursuant to the First Tranche Subscription (as defined in the Subscription Agreement), the Company issued: (i) a Certificate for the Convertible Notes and the Conditions in the principal amount of US$5,400,000 to the Funds (the "FUNDS CONVERTIBLE NOTES"); and (ii) a Certificate for the Convertible Notes and the Conditions in the principal amount of US$2,700,000 to JAFCO (the "JAFCO CONVERTIBLE NOTES" and together with the Funds Convertible Notes, the "FIRST TRANCHE CONVERTIBLE NOTES").

     WHEREAS, the Company, the PRC Subsidiaries, the Founder, the Funds and JAFCO entered into a supplemental agreement on February 28, 2006 modifying certain terms in the Subscription Agreement, the Share Pledging Agreements and the Certificate for the Convertible Notes and the Conditions on the terms and subject to the conditions set forth therein (the "FEBRUARY 28 SUPPLEMENTAL AGREEMENT").

     WHEREAS, the Parties are desirous of further modifying certain terms in the Subscription Agreement and the Certificate for the Convertibles Notes and the Conditions on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree, as follows:

SECTION 1. AMENDMENTS TO THE SUBSCRIPTION AGREEMENT AND CERTIFICATE FOR THE CONVERTIBLE NOTES AND THE CONDITIONS

1.1 Schedule 5 (Form of the Certificate for the Convertible Notes and the Conditions) to the Subscription Agreement is hereby amended by:

     (a) replacing Condition (B)5(c)(iii)(II) in its entirety with the following:

     (II) IN THE CASE OF A REDEMPTION UNDER CONDITION (B)5(A)(II), OF SUCH AMOUNT THAT WOULD GIVE THE NOTEHOLDER AN INTERNAL RATE OF RETURN OF EIGHTEEN PER CENT. (18%) PER ANNUM IN RESPECT OF THE PRINCIPAL AMOUNT, ALL PAID AND UNPAID INTEREST, SPECIAL INTEREST AND EXTRAORDINARY INTEREST ACCRUED UNDER CONDITION (B)2 IN RESPECT OF THE CONVERTIBLE NOTE (OR THE RELEVANT PART THEREOF) TO BE REDEEMED FOR THE PERIOD FROM THE ISSUE DATE UP TO AND INCLUDING THE DATE OF FULL REPAYMENT OF REDEMPTION MONIES.

     (b) replacing Condition (B)7(h) in its entirely with the following:

     "(H) IF THE COMPANY FAILS TO DELIVER TO EACH INVESTOR ON OR BEFORE APRIL 30, 2006 THE SATISFACTORY AUDIT REPORTS IN ACCORDANCE WITH CLAUSE 3.2(A) OF THE SUBSCRIPTION AGREEMENT;"

     (c) replacing the definition of "Guaranteed 2005 PAT" in Condition A(3) in its entirely with the following:

     "GUARANTEED 2005 PAT" MEANS SIX MILLION FIVE HUNDRED THOUSAND UNITED STATES DOLLARS (US$6,500,000) MINUS ANY ACCOUNTING CHARGES INCURRED BY THE COMPANY ARISING SOLELY IN CONNECTION WITH PRIOR CONDITION (B)5(C)(III)(II) (WHICH WAS INCLUDED PREVIOUSLY IN SCHEDULE 5 TO THE SUBSCRIPTION AGREEMENT PRIOR TO ITS AMENDMENT)"

1.2 If the Company issues Convertible Notes to the Investors pursuant to the Second Tranche Subscription (as defined in the Subscription Agreement) and the Notes Option, the Certificates for the Convertible Notes and Conditions issued in connection therewith shall be in the form set forth in Schedule 5, as amended in this Supplemental Agreement and the February 28 Supplemental Agreement.

1.3 The parties have reached an agreement as of the date hereof that the Form of the Certificate for the Convertible Notes and the Conditions as set forth in Schedule 5 (as amended) to the Subscription Agreement will apply to the First Tranche Convertible Notes. To effect this agreement, the Investors shall return forthwith the First Tranche Convertible Notes to the Company and the Company shall, in exchange therefor, provide forthwith new Certificates for Convertible Notes and Conditions to the Investors identical to the First Tranche Convertible Notes and on the same terms and conditions and in the same principal amounts, except for such amended terms that are reflected in Schedule 5 (as amended) to the Subscription Agreement.

SECTION 2. MISCELLANEOUS

2.1 Definitions and Interpretation. Capitalized terms used but not otherwise defined in this Supplemental Agreement shall have the meanings given them in the Subscription Agreement.

2.2 Assignment. This Supplemental Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No party to this Supplemental Agreement shall assign any of its rights hereunder without the written consent of the other parties.

2.3 Counterparts. This Supplemental Agreement may be executed in counterparts, each of which shall be deemed to be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

2.4 Survival. All other provisions of the Subscription Agreement (including the definitions, Schedules and Disclosure Letter) which are not specifically amended pursuant to Section 1 of this Supplemental Agreement shall survive this Supplemental Agreement and continue in full force and effect.

2.5 Entire Agreement; Conflict. The Transaction Documents, as amended by this Supplemental Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, of the parties with respect to the subject matter of such documents. In the event of any conflict or inconsistency between the Subscription Agreement on the one hand, and this Supplemental Agreement on the other hand, the terms of this Supplemental Agreement shall prevail.

2.6 Governing Law. This Supplemental Agreement is governed by and shall be construed in accordance with the laws of Hong Kong.

                               (Signatures Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be executed as of the date first above written.

The Common Seal of                      )
CANADIAN SOLAR INC.                     ) /s/
was affixed hereto                      ) /s/
in the presence of:-                    )

                  [Signature Pages for Supplemental Agreement]

SIGNED, SEALED and DELIVERED            )
as a Deed by                            ) /s/
QU XIAO HUA                             ) /s/
in the presence of:-                    )


The Seal of                             )
(Chinese Characters)                    )
(CSI SOLARTRONICS CO., LTD.)            ) /s/
was affixed hereto                      ) /s/
in the presence of:-                    )
[Company seal of CSI Solartronics Co.,
Ltd.]


The Seal of                             )
(Chinese Characters)                    )
(CSI SOLAR TECHNOLOGIES INC.)           ) /s/
was affixed hereto                      ) /s/
in the presence of:-                    )
[Company seal of CSI Solar Technologies
Inc.]


The Seal of                             )
(Chinese Characters)                    )
(CSI SOLAR MANUFACTURING INC.)          ) /s/
was affixed hereto                      ) /s/
in the presence of:-                    )
[Company seal of CSI Solar
Manufacturing Inc.]

                  [Signature Pages for Supplemental Agreement]

SIGNED by                               )
for and on behalf of                    ) /s/
HSBC HAV2 (III) LIMITED                 ) /s/
in the presence of:-                    )


SIGNED by                               )
for and on behalf of                    ) /s/
JAFCO ASIA TECHNOLOGY FUND II           ) /s/
in the presence of:-                    )

                  [Signature Pages for Supplemental Agreement]

                    Supplemental Agreement dated June 9, 2006

                                                                  EXECUTION COPY

     THIS SUPPLEMENTAL AGREEMENT (this "SUPPLEMENTAL AGREEMENT") is entered into as of June 9, 2006 by and among:

(1) CANADIAN SOLAR INC., a corporation incorporated under the laws of the Province of Ontario, Canada with its registered office at 4056 Jefton Crescent, Mississauga, Ontario, Canada L5L 1Z3 (the "COMPANY");

(2) HSBC HAV 2 (III) LIMITED, a company incorporated in the Cayman Islands with its registered office at 2nd Floor, Strathvale House, North Church Street, George Town, Grand Cayman, Cayman Islands (the "FUNDS");

(3) JAFCO ASIA TECHNOLOGY FUND II, a Cayman Islands exempted company with its registered office at PO Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands ("JAFCO");

(4) MR. QU XIAO HUA, holder of Canadian Passport Number BC289772 and whose residential address being at 4056 Jefton Crescent, Mississauga, Ontario, Canada L5L 1Z3 (the "FOUNDER");

(5) (Chinese Characters) (CSI SOLARTRONICS CO., LTD.), a company established in the People's Republic of China with its registered office at (Chinese Characters) (Yangyuan Industrial Park, Changshu, Jiangsu Province 215562, the People's Republic of China) ("SOLARTRONICS");

(6) (Chinese Characters) (CSI SOLAR TECHNOLOGIES INC.), a company established in the People's Republic of China with its registered office at (Chinese Characters) 209 (Chinese Characters) C6017 (Chinese Characters) (Suite C6017, China Suzhou Pioneering Park for Overseas Chinese Scholars, No. 209, Zhuyuan Road, Suzhou New & Hi-Tech District, Jiangsu Province 215011, the People's Republic of China) ("SOLAR TECHNOLOGIES"); and

(7) (Chinese Characters) (CSI SOLAR MANUFACTURING INC.), a company established in the People's Republic of China with its registered office at (Chinese Characters) (Building A6, Export Processing Zone, Suzhou New & Hi-Tech District, Jiangsu Province 215151, the People's Republic of China) ("SOLAR MANUFACTURING").

     The Funds and JAFCO shall be referred to collectively as the "INVESTORS" and individually as an "INVESTOR". Solartronics, Solar Technologies and Solar Manufacturing shall be referred to collectively as the "PRC SUBSIDIARIES" and individually as a "PRC SUBSIDIARY".

     WHEREAS, the Company, the PRC Subsidiaries, the Founder, the Funds and JAFCO are parties to a Subscription Agreement dated as of November 16, 2005, as amended (the "SUBSCRIPTION AGREEMENT"), pursuant to which the Investors agreed to subscribe, and the Company agreed to issue to the Investors the Convertible Notes (as defined in the Subscription Agreement) up to an aggregate principal amount of US$10,500,000 together with the granting of options (the "NOTES OPTION") to the Investors to acquire additional Convertible Notes up to an aggregate principal amount of $2,500,000, in accordance with and subject to the terms set out in the Subscription Agreement and the Conditions (as defined in the Subscription Agreement).

     WHEREAS, on November 30, 2005, pursuant to the First Tranche Subscription (as defined in the Subscription Agreement), the Company issued: (i) a Certificate for the Convertible Notes and the Conditions in the principal amount of US$5,400,000 to the Funds (the "FIRST TRANCHE FUNDS CONVERTIBLE NOTES"); and
(ii) a Certificate for the Convertible Notes and the Conditions in the principal amount of US$2,700,000 to JAFCO (the "FIRST TRANCHE JAFCO CONVERTIBLE NOTES" and together with the First Tranche Funds Convertible Notes, the "FIRST TRANCHE CONVERTIBLE NOTES").

     WHEREAS, the Company, the PRC Subsidiaries, the Founder, the Funds and JAFCO entered into a supplemental agreement on February 28, 2006 modifying certain terms in the Subscription Agreement, the Share Pledging Agreements and the Certificate for the Convertible Notes and the Conditions on the terms and subject to the conditions set forth therein (the "FEBRUARY 28 SUPPLEMENTAL AGREEMENT").

     WHEREAS, the Company, the PRC Subsidiaries, the Founder, the Funds and JAFCO entered into a supplemental agreement on March 29, 2006 modifying certain terms in the Subscription Agreement and the Certificate for the Convertible Notes and the Conditions on the terms and subject to the conditions set forth therein (the "MARCH 29 SUPPLEMENTAL AGREEMENT").

     WHEREAS, on March 30, 2006, pursuant to the March 29 Supplemental Agreement, the Company issued: (i) a Certificate for the Convertible Notes and the Conditions in the principal amount of US$5,400,000 to the Funds (the "FIRST TRANCHE FUNDS REPLACEMENT CONVERTIBLE NOTES") in replacement of the First Tranche Funds Convertible Notes which became cancelled upon such replacement; and (ii) a Certificate for the Convertible Notes and the Conditions in the principal amount of US$2,700,000 to JAFCO (the "FIRST TRANCHE JAFCO REPLACEMENT CONVERTIBLE NOTES") in replacement of the First Tranche JAFCO Convertible Notes which became cancelled upon such replacement; and First Tranche JAFCO Replacement Convertible Notes together with the First Tranche Funds Replacement Convertible Notes, the "FIRST TRANCHE REPLACEMENT CONVERTIBLE NOTES").

     WHEREAS, on March 30, 2006, pursuant to the Second Tranche Subscription (as defined in the Subscription Agreement), the Company issued: (i) a Certificate for the Convertible Notes and the Conditions in the principal amount of US$2,350,000 to the Funds (the "SECOND TRANCHE FUNDS CONVERTIBLE NOTES"); and
(ii) a Certificate for the Convertible Notes and the Conditions in the principal amount of US$1,300,000 to JAFCO (the "SECOND TRANCHE JAFCO CONVERTIBLE NOTES" and together with the Funds Convertible Notes, the "SECOND TRANCHE CONVERTIBLE NOTES").

     WHEREAS, the Parties are desirous of further modifying certain terms in the Subscription Agreement and the Certificate for the Convertibles Notes and the Conditions on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree, as follows:

SECTION 1. AMENDMENTS TO THE SUBSCRIPTION AGREEMENT AND CERTIFICATE FOR THE CONVERTIBLE NOTES AND THE CONDITIONS

1.1 Schedule 5 (Form of the Certificate for the Convertible Notes and the Conditions) to the Subscription Agreement is hereby amended by:

     (a) deleting Condition (B)4(e) in its entirety.

1.2 The parties have reached an agreement as of the date hereof that the Form of the Certificate for the Convertible Notes and the Conditions as set forth in Schedule 5 (as amended) to the Subscription Agreement will apply to the First Tranche Replacement Convertible Notes. To effect this agreement, the Investors shall return forthwith the First Tranche Replacement Convertible Notes to the Company and the Company shall, in exchange therefor, provide forthwith new Certificates for Convertible Notes and Conditions to the Investors identical to the First Tranche Replacement Convertible Notes and on the same terms and conditions and in the same principal amounts, except for such amended terms that are reflected in
     Schedule 5 (as amended by this Supplemental Agreement, the February 28 Supplemental Agreement and the March 29 Supplemental Agreement) to the Subscription Agreement.

1.3 The parties have reached an agreement as of the date hereof that the Form of the Certificate for the Convertible Notes and the Conditions as set forth in Schedule 5 (as amended) to the Subscription Agreement will apply to the Second Tranche Convertible Notes. To effect this agreement, the Investors shall return forthwith the Second Tranche Convertible Notes to the Company and the Company shall, in exchange therefor, provide forthwith new Certificates for Convertible Notes and Conditions to the Investors identical to the Second Tranche Convertible Notes and on the same terms and conditions and in the same principal amounts, except for such amended terms that are reflected in Schedule 5 (as amended by this Supplemental Agreement, the February 28 Supplemental Agreement and the March 29 Supplemental Agreement) to the Subscription Agreement.

SECTION 2. MISCELLANEOUS

2.1 Definitions and Interpretation. Capitalized terms used but not otherwise defined in this Supplemental Agreement shall have the meanings given them in the Subscription Agreement.

2.2 Assignment. This Supplemental Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No party to this Supplemental Agreement shall assign any of its rights hereunder without the written consent of the other parties.

2.3 Counterparts. This Supplemental Agreement may be executed in counterparts, each of which shall be deemed to be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

2.4 Survival. All other provisions of the Subscription Agreement (including the definitions, Schedules and Disclosure Letter) which are not specifically amended pursuant to Section 1 of this Supplemental Agreement shall survive this Supplemental Agreement and continue in full force and effect.

2.5 Entire Agreement; Conflict. The Transaction Documents, as amended by this Supplemental Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, of the parties with respect to the subject matter of such documents. In the event of any conflict or inconsistency between the Subscription Agreement on the one hand, and this Supplemental Agreement on the other hand, the terms of this Supplemental Agreement shall prevail.

2.6 Governing Law. This Supplemental Agreement is governed by and shall be construed in accordance with the laws of Hong Kong.

                               (Signatures Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be executed as of the date first above written.

The Common Seal of                      )
CANADIAN SOLAR INC.                     ) /s/
was affixed hereto                      )
in the presence of:-                    )

                  [Signature Pages for Supplemental Agreement]

SIGNED, SEALED and DELIVERED            )
as a Deed by                            ) /s/
QU XIAO HUA                             )
in the presence of:-                    )


The Seal of                             )
(Chinese Characters)                    )
(CSI SOLARTRONICS CO., LTD.)            ) /s/
was affixed hereto                      )
in the presence of:-                    )
[Company seal of CSI Solartronics Co.,
Ltd.]


The Seal of                             )
(Chinese Characters)                    )
(CSI SOLAR TECHNOLOGIES INC.)           ) /s/
was affixed hereto                      )
in the presence of:-                    )
[Company seal of CSI Solar Technologies
Inc.]


The Seal of                             )
(Chinese Characters)                    )
(CSI SOLAR MANUFACTURING INC.)          ) /s/
was affixed hereto                      )
in the presence of:-                    )
[Company seal of CSI Solar
Manufacturing Inc.]

                  [Signature Pages for Supplemental Agreement]

SIGNED by                               )
for and on behalf of                    ) /s/
HSBC HAV2 (III) LIMITED                 )
in the presence of:-                    )


SIGNED by                               )
for and on behalf of                    ) /s/
JAFCO ASIA TECHNOLOGY FUND II           ) /s/
in the presence of:-                    )

                  [Signature Pages for Supplemental Agreement]

                    Supplemental Agreement dated July 1, 2006

                                                                  EXECUTION COPY

     THIS SUPPLEMENTAL AGREEMENT (this "SUPPLEMENTAL AGREEMENT") is entered into as of July 1, 2006 by and among:

(1) CANADIAN SOLAR INC., a corporation incorporated under the laws of the Province of Ontario, Canada with its registered office at 4056 Jefton Crescent, Mississauga, Ontario, Canada L5L 1Z3 (the "COMPANY");

(2) HSBC HAV 2 (III) LIMITED, a company incorporated in the Cayman Islands with its registered office at 2nd Floor, Strathvale House, North Church Street, George Town, Grand Cayman, Cayman Islands (the "FUNDS");

(3) JAFCO ASIA TECHNOLOGY FUND II, a Cayman Islands exempted company with its registered office at PO Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands ("JAFCO");

(4) MR. QU XIAO HUA, holder of Canadian Passport Number BC289772 and whose residential address being at 4056 Jefton Crescent, Mississauga, Ontario, Canada L5L 1Z3 (the "FOUNDER");

(5) (Chinese Characters) (CSI SOLARTRONICS CO., LTD.), a company established in the People's Republic of China with its registered office at (Chinese Characters) (Yangyuan Industrial Park, Changshu, Jiangsu Province 215562, the People's Republic of China) ("SOLARTRONICS");

(6) (Chinese Characters) (CSI SOLAR TECHNOLOGIES INC.), a company established in the People's Republic of China with its registered office at (Chinese Characters)209(Chinese Characters)C6017(Chinese Characters) (Suite C6017, China Suzhou Pioneering Park for Overseas Chinese Scholars, No. 209, Zhuyuan Road, Suzhou New & Hi-Tech District, Jiangsu Province 215011, the People's Republic of China) ("SOLAR TECHNOLOGIES"); and

(7) (Chinese Characters) (CSI SOLAR MANUFACTURING INC.), a company established in the People's Republic of China with its registered office at (Chinese Characters) (Building A6, Export Processing Zone, Suzhou New & Hi-Tech District, Jiangsu Province 215151, the People's Republic of China) ("SOLAR MANUFACTURING").

     The Funds and JAFCO shall be referred to collectively as the "INVESTORS" and individually as an "INVESTOR". Solartronics, Solar Technologies and Solar Manufacturing shall be referred to collectively as the "PRC SUBSIDIARIES" and individually as a "PRC SUBSIDIARY".

     WHEREAS, the Company, the PRC Subsidiaries, the Founder, the Funds and JAFCO are parties to a Subscription Agreement dated as of November 16, 2005, as amended (the "SUBSCRIPTION AGREEMENT"), pursuant to which the Investors agreed to subscribe, and the Company agreed to issue to the Investors the Convertible Notes (as defined in the Subscription Agreement) up to an aggregate principal amount of US$10,500,000 together with the granting of options (the "NOTES OPTION") to the Investors to acquire additional Convertible Notes up to an aggregate principal amount of $2,500,000, in accordance with and subject to the terms set out in the Subscription Agreement and the Conditions (as defined in the Subscription Agreement).

     WHEREAS, on November 30, 2005, pursuant to the First Tranche Subscription (as defined in the Subscription Agreement), the Company issued: (i) a Certificate for the Convertible Notes and the Conditions in the principal amount of US$5,400,000 to the Funds (the "FIRST TRANCHE FUNDS CONVERTIBLE NOTES"); and
(ii) a Certificate for the Convertible Notes and the Conditions in the principal amount of US$2,700,000 to JAFCO (the "FIRST TRANCHE JAFCO CONVERTIBLE NOTES" and together with the First Tranche Funds Convertible Notes, the "FIRST TRANCHE CONVERTIBLE NOTES").

     WHEREAS, the Company, the PRC Subsidiaries, the Founder, the Funds and JAFCO entered into a supplemental agreement on February 28, 2006 modifying certain terms in the Subscription Agreement, the Share Pledging Agreements and the Certificate for the Convertible Notes and the Conditions on the terms and subject to the conditions set forth therein (the "FEBRUARY 28 SUPPLEMENTAL AGREEMENT").

     WHEREAS, the Company, the PRC Subsidiaries, the Founder, the Funds and JAFCO entered into a supplemental agreement on March 29, 2006 modifying certain terms in the Subscription Agreement and the Certificate for the Convertible Notes and the Conditions on the terms and subject to the conditions set forth therein (the "MARCH 29 SUPPLEMENTAL AGREEMENT").

     WHEREAS, on March 30, 2006, pursuant to the March 29 Supplemental Agreement, the Company issued: (i) a Certificate for the Convertible Notes and the Conditions in the principal amount of US$5,400,000 to the Funds (the "FIRST TRANCHE FUNDS REPLACEMENT CONVERTIBLE NOTES") in replacement of the First Tranche Funds Convertible Notes which became cancelled upon such replacement; and (ii) a Certificate for the Convertible Notes and the Conditions in the principal amount of US$2,700,000 to JAFCO (the "FIRST TRANCHE JAFCO REPLACEMENT CONVERTIBLE NOTES") in replacement of the First Tranche JAFCO Convertible Notes which became cancelled upon such replacement; and First Tranche JAFCO Replacement Convertible Notes together with the First Tranche Funds Replacement Convertible Notes, the "FIRST TRANCHE REPLACEMENT CONVERTIBLE NOTES").

     WHEREAS, on March 30, 2006, pursuant to the Second Tranche Subscription (as defined in the Subscription Agreement), the Company issued: (i) a Certificate for the Convertible Notes and the Conditions in the principal amount of US$2,350,000 to the Funds (the "SECOND TRANCHE FUNDS CONVERTIBLE NOTES"); and
(ii) a Certificate for the Convertible Notes and the Conditions in the principal amount of US$1,300,000 to JAFCO (the "SECOND TRANCHE JAFCO CONVERTIBLE NOTES" and together with the Second Tranche Funds Convertible Notes, the "SECOND TRANCHE CONVERTIBLE NOTES").

     WHEREAS, the Company, the PRC Subsidiaries, the Founder, the Funds and JAFCO entered into a supplemental agreement on June 9, 2006 modifying certain terms in the Subscription Agreement and the Certificate for the Convertible Notes and the Conditions on the terms and subject to the conditions set forth therein (the "JUNE 9 SUPPLEMENTAL Agreement").

     WHEREAS, on June 9, 2006, pursuant to the June 9 Supplemental Agreement, the Company issued: (i) a Certificate for the Convertible Notes and the Conditions in the principal amount of US$5,400,000 to the Funds (the "FIRST TRANCHE FUNDS REPLACEMENT (2) CONVERTIBLE NOTES") in replacement of the First Tranche Funds Convertible Replacement Notes which became cancelled upon such replacement; (ii) a Certificate for the Convertible Notes and the Conditions in the principal amount of US$2,700,000 to JAFCO (the "FIRST TRANCHE JAFCO REPLACEMENT (2) CONVERTIBLE NOTES" together with the First Tranche Funds Replacement (2) Convertible Notes, the "FIRST TRANCHE REPLACEMENT (2) CONVERTIBLE NOTES") in replacement of the First Tranche JAFCO Replacement Convertible Notes which became cancelled upon such replacement; (i) a Certificate for the Convertible Notes and the Conditions in the principal amount of US$2,350,000 to the Funds (the "SECOND TRANCHE FUNDS REPLACEMENT CONVERTIBLE NOTES") in replacement of the Second Tranche Funds Convertible Notes which became cancelled upon such replacement; and (ii) a Certificate for the Convertible Notes and the Conditions in the principal amount of US$1,300,000 to JAFCO (the "SECOND TRANCHE JAFCO REPLACEMENT CONVERTIBLE NOTES" together with the Second Tranche Funds Replacement Convertible Notes, the "SECOND TRANCHE REPLACEMENT CONVERTIBLE NOTES") in replacement of the Second Tranche JAFCO Convertible Notes which became cancelled upon such replacement.

     WHEREAS, the Parties are desirous of further modifying certain terms in the Subscription Agreement and the Certificate for the Convertibles Notes and the Conditions on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree, as follows:

SECTION 1. AMENDMENTS TO THE SUBSCRIPTION AGREEMENT AND CERTIFICATE FOR THE CONVERTIBLE NOTES AND THE CONDITIONS

1.1 Schedule 5 (Form of the Certificate for the Convertible Notes and the Conditions) to the Subscription Agreement is hereby amended, so as to conform with the original intention of the parties, by:

     (a) deleting Condition (B)2(a) in its entirety and replacing it with the following:

     "The Convertible Note shall bear interest from the Issue Date at the rate of twelve per cent (12%) per annum on the principal amount of the Convertible Note outstanding, such interest shall, subject to sub-paragraphs (b) and (c) below, accrue from day to day, be calculated on the basis of the actual number of days that elapsed in a year of 365 days and be payable as follows: (i) two per cent (2%) per annum shall be payable in cash by four equal quarterly instalments in arrears (the first payment being on the date falling three (3) months after the Issue Date), and (ii) ten per cent (10%) per annum shall be payable in a balloon payment as at the date of conversion or redemption as the case may be. In the event that the Convertible Note has been wholly converted into Common Shares in accordance with these Conditions, the Noteholder shall be entitled to interest in respect of the whole of the principal amount being converted for the period from the date immediately preceding the last interest payment date (or the Issue Date, as the case may be) up to and including the date of conversion, and such interest (which has not been paid before the conversion) shall be payable by the Company on the date of conversion."

     (b) deleting Condition (B)5(c) in its entirety and replacing it with the following:

          "The redemption monies in respect of the Convertible Note (or the relevant part thereof) comprise of:

          (i)  the principal amount so redeemed;

          (ii) arrears of interest, special interest and extraordinary interest accrued in accordance with Condition (B)2; and

          (iii) any outstanding amount payable in respect of the Convertible Note (or the relevant part thereof)."

     (c) deleting Condition (B)9(a) in its entirety and replacing it with the following:

          "All payments in respect of the Convertible Note will be made without withholding or deduction of or on account of any present or future Taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the government of Hong Kong, Canada or any authority therein or thereof having power to tax unless the withholding or deduction of such Taxes, duties, assessments or governmental charges is required by law. In that event, the Company or the Founder (as the case may be) will pay such additional amounts as may be necessary in order that the net amounts received by the Noteholder after such withholding or deduction shall equal the respective amounts receivable in respect of the Convertible Note in the absence of such withholding or deduction, provided that, notwithstanding any agreement to the contrary, no withholding tax shall be payable under the Canadian income tax laws in respect of any amounts deemed to constitute interest paid upon conversion of the Convertible Note."

1.2 The parties have reached an agreement as of the date hereof that the Form of the Certificate for the Convertible Notes and the Conditions as set forth in Schedule 5 (as amended) to the Subscription Agreement will apply to the First Tranche Replacement (2) Convertible Notes. To effect this agreement, the Investors shall return forthwith the First Tranche Replacement (2) Convertible Notes to the Company and the Company shall, in exchange therefor, provide forthwith new Certificates for Convertible Notes and Conditions to the Investors identical to the First Tranche Replacement
     (2) Convertible Notes and on the same terms and conditions and in the same principal amounts, except for such amended terms that are reflected in
     Schedule 5 (as amended by this Supplemental Agreement, the February 28 Supplemental Agreement, the March 29 Supplemental Agreement and the June 9 Supplemental Agreement) to the Subscription Agreement.

1.3 The parties have reached an agreement as of the date hereof that the Form of the Certificate for the Convertible Notes and the Conditions as set forth in Schedule 5 (as amended) to the Subscription Agreement will apply to the Second Tranche Convertible Replacement Notes. To effect this agreement, the Investors shall return forthwith the Second Tranche Replacement Convertible Notes to the Company and the Company shall, in exchange therefor, provide forthwith new Certificates for Convertible Notes and Conditions to the Investors identical to the Second Tranche Replacement Convertible Notes and on the same terms and conditions and in the same principal amounts, except for such amended terms that are reflected in
     Schedule 5 (as amended by this Supplemental Agreement, the February 28 Supplemental Agreement, the March 29 Supplemental Agreement and the June 9 Supplemental Agreement) to the Subscription Agreement.

1.4 The parties agree that the Conversion Price per Common Share should be adjusted to be US$5.770563156 on the basis that (i) a total of 5,668,421 Common Shares are currently in issue; (ii) the maximum number of Common Shares that may be issued pursuant to the ESOP shall be 1,000,000; (iii) an aggregate of 2,036,195.824 Common Shares are expected to be issued to all Investors upon the full conversion of all Convertible Notes of an aggregate principal amount of US$11,750,000; and (iv) immediately following the full conversion of all Convertible Notes, the Common Shares will be split on a 1 for 1.168130772 basis although the maximum number of Common Shares that may be issued pursuant to the ESOP shall remain 1,000,000, such that the aggregate shareholding of all Investors in the Company following the share split shall be 23.79%.

SECTION 2. MISCELLANEOUS

2.1 Definitions and Interpretation. Capitalized terms used but not otherwise defined in this Supplemental Agreement shall have the meanings given them in the Subscription Agreement.

2.2 Assignment. This Supplemental Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No party to this Supplemental Agreement shall assign any of its rights hereunder without the written consent of the other parties.

2.3 Counterparts. This Supplemental Agreement may be executed in counterparts, each of which shall be deemed to be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

2.4 Survival. All other provisions of the Subscription Agreement (including the definitions, Schedules and Disclosure Letter) which are not specifically amended pursuant to Section 1 of this Supplemental Agreement shall survive this Supplemental Agreement and continue in full force and effect.

2.5 Entire Agreement; Conflict. The Transaction Documents, as amended by this Supplemental Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, of the parties with respect to the subject matter of such documents. In the event of any conflict or inconsistency between the

     Subscription Agreement on the one hand, and this Supplemental Agreement on the other hand, the terms of this Supplemental Agreement shall prevail.

2.6 Governing Law. This Supplemental Agreement is governed by and shall be construed in accordance with the laws of Hong Kong.

                               (Signatures Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be executed as of the date first above written.

The Common Seal of                      )
CANADIAN SOLAR INC.                     )
was affixed hereto                      ) /s/
in the presence of:-                    ) /s/

                  [Signature Pages for Supplemental Agreement]

SIGNED, SEALED and DELIVERED            )
as a Deed by                            )
QU XIAO HUA                             ) /s/
in the presence of:-                    ) /s/

The Seal of                             )
(Chinese Characters)                    )
(CSI SOLARTRONICS CO., LTD.)            )
was affixed hereto                      ) /s/
in the presence of:-                    ) /s/

The Seal of                             )
(Chinese Characters)                    )
(CSI SOLAR TECHNOLOGIES INC.)           )
was affixed hereto                      ) /s/
in the presence of:-                    ) /s/

The Seal of                             )
(Chinese Characters)                    )
(CSI SOLAR MANUFACTURING INC.)          )
was affixed hereto                      ) /s/
in the presence of:-                    ) /s/

                  [Signature Pages for Supplemental Agreement]

SIGNED by Victor Leung                  )
for and on behalf of                    )
HSBC HAV2 (III) LIMITED                 ) /s/
in the presence of:-                    ) /s/


/s/
-------------------------------------
Laetitia K.W. Yu
Witness

                  [Signature Pages for Supplemental Agreement]

SIGNED by                               )
for and on behalf of                    )
JAFCO ASIA TECHNOLOGY FUND II           ) /s/
in the presence of:- Liu Xiao Ning      ) /s/

                  [Signature Pages for Supplemental Agreement]